COLUMBIA THREADNEEDLE INVESTMENTS SIMLPE IRA FOR EMPLOYEES

UMB Bank, n.a.
SIMPLE Individual Retirement Custodial Account
Employee Instructions for Opening Your SIMPLE IRA

IMPORTANT: These Instructions and the forms and materials with the Instructions are suitable ONLY for establishing a SIMPLE IRA to receive contributions under an employer SIMPLE IRA plan or a rollover or transfer of assets directly from another SIMPLE IRA. They are not suitable for establishing a Traditional IRA or a Roth IRA. If you are interested in either a Traditional IRA or a Roth IRA, call the 800 number or write to the address at the end of these instructions.

A SIMPLE IRA is an individual retirement account established by a participant in an employer SIMPLE IRA plan. Only two types of contributions to a SIMPLE IRA are permitted.

•	Salary reduction contributions by you under your employer’s SIMPLE IRA plan and matching or nonmatching contributions to your account by your employer.

•	A rollover or a direct transfer from another SIMPLE IRA established by you as part of an employer SIMPLE IRA plan that you want to transfer to this Columbia Threadneedle Investments SIMPLE IRA.

Columbia Threadneedle Investments has other materials for establishing a Traditional or a Roth IRA (neither of which can be part of an employer SIMPLE IRA plan). Be sure to use the right materials to establish the appropriate IRA. If you want to establish a SIMPLE IRA, follow these Instructions.

1.

Read carefully the SIMPLE IRA Disclosure Statement, the SIMPLE Individual Retirement Custodial Account document, the Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer, accountant or other tax adviser, or a qualified financial planner, if you have any questions about how opening a SIMPLE IRA will affect your financial and tax situation.

In addition to the SIMPLE IRA Disclosure Statement included in these materials, as part of its SIMPLE IRA plan, your employer should give you a notice summarizing certain key features of the employer’s SIMPLE IRA plan (including particularly the level of employer contributions) and a summary description containing more information about the employer’s SIMPLE IRA plan. Be sure to read this information carefully as well.

2.	Complete the Adoption Agreement for your SIMPLE IRA

•	Print the identifying information in Part 1 of the Adoption Agreement.

•

In Part 2, check the box that shows the type of SIMPLE IRA you are opening. If you are establishing a SIMPLE IRA account to receive a transfer from another account under your employer’s SIMPLE IRA plan, you are certifying the date the first contribution to your other SIMPLE IRA account was made. This is important for tax reporting purposes. Check with your employer or with the custodian or trustee of the transferring account to verify the correct date if you are unsure.

•

In Part 3, fill in the identifying information about your employer (which is maintaining the SIMPLE IRA plan). Check the appropriate box to indicate whether your employer’s SIMPLE IRA plan is a “DFI” plan or a “non-DFI” plan (see the Adoption Agreement for more information).

•

In Part 4, indicate your investment choices. If you have elected as part of your employer’s SIMPLE IRA plan to have contributions to your Columbia Threadneedle Investments SIMPLE IRA account transferred to another IRA with a different trustee or custodian, the contributions will be held in the fund specified in the Adoption Agreement pending transfer.

•

In Part 5, indicate your Primary Beneficiary(ies) and Alternate Beneficiary(ies). (Signature by your spouse on the spousal waiver may be needed if you reside in a community or marital property state and if your beneficiary is other than your spouse.)

•

In Part 8, indicate whether you are a U.S. Person or a Foreign Person. U.S. tax regulations require the completion of this section in order to prevent the imposition of penalty withholding tax on distributions from the Custodial Account.

•

To indicate that you (the Participant) are a “Foreign Person” (an individual who is not a citizen of the U.S. and not a Resident Alien), check the box in Part 8. If you do not check the box, you are certifying that you are a “U.S. Person” (either a U.S. citizen or a Resident Alien).

CT-FR/232890 AA (01/24)

•

If you are a U.S. Person, your correct Social Security number should go in Part 1. If you do not have a Social Security Number, you should apply for one immediately by contacting the local office of the Social Security Administration or the Internal Revenue Service.

If you are a Foreign Person, you must obtain a Form W-8BEN from the IRS Forms Line (800) 829-3676 or from the IRS website at www.irs.ustreas.gov. Complete and return the form with the Adoption Agreement or within 30 days after sending the Adoption Agreement.

•

Sign and date the Adoption Agreement at the end. If the Participant (the individual for whom this SIMPLE IRA account is being established) is a minor under the laws of his or her state of residence, a parent or guardian also must sign.

3.	If you are transferring assets directly from an existing SIMPLE IRA with another investment fund to this IRA, complete the Universal IRA Transfer of Assets Form.

4.

The custodian fees for maintaining your SIMPLE IRA are listed in the FEES & EXPENSES section of the SIMPLE IRA Disclosure Statement. If you are paying by check, enclose a check for the correct amount payable as specified below. If you do not pay by check, the correct amount will be taken from your account.

5.

Check to be sure you have properly completed all necessary forms and enclosed a check for the custodian’s fees (unless being withdrawn from your account). Your SIMPLE IRA cannot be accepted without the properly completed documents or the custodian fees.

All checks should be payable to: Columbia Funds Send the completed forms and checks to:

Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 For questions or to request additional materials, call 800.345.6611

Important Note

This Kit contains materials to establish a SIMPLE IRA account for use in connection with a SIMPLE IRA plan maintained by your employer. The materials in this Kit are not suitable to establish a Traditional IRA or a Roth IRA to which you may make annual contributions up to the IRA contribution limit for the year. If you are interested in receiving information about a Traditional IRA or a Roth IRA, including materials for establishing such an IRA, please call the 800 number listed above or write to the address at the end of the Disclosure Statement included in this Kit.

CT-FR/232890 AA (01/24)

UMB Bank, n.a.
SIMPLE Individual Retirement Custodial Account
Adoption Agreement

I, the person signing this Adoption Agreement (hereinafter called the “Participant”), establish an Individual Retirement Account (the “Account”) with UMB Bank, n.a. as Custodian (“Custodian”), to operate in conjunction with a SIMPLE IRA plan established by my employer or to receive a transfer from another SIMPLE IRA. I agree to the terms of my Account, which are contained in the document entitled “UMB Bank, n.a. SIMPLE Individual Retirement Custodial Account” and this Adoption Agreement. My Account will be effective upon acceptance by Custodian.

Important Notice – The USA PATRIOT ACT and Escheatment

To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. This information will be verified to ensure identity of all individuals opening a mutual fund account.

The bolded items in the Participant Information section below must be completed and will be verified as required by the USA PATRIOT Act.

Escheatment Your property may be transferred to the appropriate state (i.e., escheated) if no activity occurs in the account within the time period specified by state law. For more details, consult your state’s website, or call your state government’s escheatment customer service number.

1. Participant Information

Participant Name	Social Security Number

Residential Street Address [APO and FPO addresses are acceptable]

City	State	Zip Code

Mailing Address (If mailing address is a post office box, a street address is also required by the USA Patriot Act)

City	State	Zip Code

Date of Birth	Mobile Phone Number	Home Phone Number

2. Type of SIMPLE IRA Account (Check A or B)

A. ☐	Check here if you are establishing this Account in connection with a SIMPLE IRA plan maintained by your employer.

B. ☐	Check here if this is a transfer from another SIMPLE IRA which was part of a SIMPLE IRA plan maintained by your employer. Complete the following:

•	Amount transferred: $

•	Date of first contribution to your prior SIMPLE IRA under the employer’s SIMPLE IRA plan: .

3. Employer Information

Print Name

Street Address

City	State	Zip Code

Name of Contact Person		Telephone Number

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4. Investments

Please visit columbiathreadneedleus.com website for investment options. Fund names and numbers must be entered. If no share class is selected, your application will be rejected and the account not opened. Refer to the Fund prospectus for minimum balance requirements.

Fund	Share Class	%

Fund	Share Class	%

Fund	Share Class	%

Fund	Share Class	%

I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for each Fund I select. Please read the prospectus(es) of the Fund(s) selected before investing.

5. Designation of Beneficiary

Note: Any amount remaining in the Account that is not disposed of by a proper Designation of Beneficiary will be distributed to your estate (unless otherwise required by the laws of your state of residence). You may change the beneficiary(ies) named below at anytime by filing a new Designation of Beneficiary with the Custodian. Any subsequent Designation filed with the Custodian will revoke all prior Designations, even if the subsequent Designation does not dispose of your entire account balance. All forms must be acceptable to the Custodian and dated and signed by the Participant.

As Participant, I hereby make the following designation of beneficiary in accordance with the UMB Bank, n.a. SIMPLE Individual Retirement Custodial Account:

In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). Percentages or proportions for Beneficiaries must total 100%. If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Beneficiary.

Primary Beneficiary or Beneficiaries:

Name	Relationship	Date of Birth	Social Security Number	Proportion*

If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Alternate Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

Alternate Beneficiary or Beneficiaries:

Name	Relationship	Date of Birth	Social Security Number	Proportion*

*	Percentages or proportions for Beneficiaries must total 100%.

IMPORTANT: This Designation of Beneficiary may have important tax or estate planning effects. If you cannot accomplish your estate planning objectives by using this Part 5 to designate your Beneficiary(ies) (for example, if you wish to provide that the surviving children of a Beneficiary who predeceases you should take that Beneficiary’s share by right of representation), you may submit another form of written Beneficiary Designation to the Custodian. Also, if you are married and reside in a community property or marital property state, you may need to obtain your spouse’s consent if you have not designated your spouse as Primary Beneficiary for at least half of your Account. See your lawyer or other tax professional for additional information and advice.

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SPOUSAL CONSENT

This section should be reviewed if the Participant is married and designates a beneficiary other than the spouse. It is the Participant’s responsibility to determine if this section applies. The Participant may need to consult with legal counsel. Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the Participant to provide proper spousal consent.

I am the spouse of the above-named Participant. I acknowledge that I have received a full and reasonable disclosure of my spouse’s property and financial obligations. Due to any possible consequences of giving up my community property interest in this SIMPLE IRA, I acknowledge that it would be in my best interests to consult a tax professional or legal advisor and I have consulted with such an advisor to the extent I deemed necessary or advisable.

I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Custodian or Sponsor.

Print Name of Spouse	Signature of Spouse	Date

Print Name of Witness for Spouse	Signature of Witness for Spouse	Date

6. Telephone Exchange and Address Change Privileges

Unless I check the box below, I understand that I or my representative may place the following requests by telephone:

• Exchanges  • Address Changes

☐	I DO NOT WANT TELEPHONE SERVICES FOR MYSELF OR MY REPRESENTATIVE NAMED IN SECTION 7 OF THIS APPLICATION

I understand that telephone services are optional and that unless I checked the box above, I authorize the Funds, and all other Columbia Funds with the same account number and registration which I currently own or in which I invest in the future, and the shareholder service agent, Columbia Management Investment Services Corp. to act upon instructions received by telephone from me or any other person (including the representative named in Section 7 of this application) in accordance with the provisions regarding telephone services, only with respect to exchange and address changes as set forth in the current prospectus of each such Fund, as amended from time to time. Any telephone instructions given in respect of this account and any account into which exchanges are made are hereby ratified and I agree that Columbia Funds, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers, directors, agents and employees will not be liable for any loss, cost, or expense for acting upon such telephone instructions reasonably believed to be genuine and in accordance with the procedures described in each prospectus, as amended from time to time. Such procedures include recording of telephone instructions, requesting personal and/ or account information to verify a caller’s identity, and sending written confirmations of transactions. As a result of this policy, I may bear the risk of any loss due to unauthorized or fraudulent telephone instructions provided, however, that if Columbia Funds, Columbia Management Investment Services Corp., the Custodian or their respective affiliates, officers, directors, agents and employees fail to employ such procedures, Columbia Funds, Columbia Management Investment Services Corp., the Custodian or their respective affiliates, officers, directors, agents and employees may be liable.

7. Financial Advisor Information

Financial advisor’s name (first, m.i., last)

Financial advisor’s ID number	Financial advisor’s phone number	Branch office phone number

Name of financial officer’s firm		Branch number

Branch office address	City	State	Zip Code

Main office address	City	State	Zip Code

X

Authorized Signature of Financial Intermediary (Required)

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8. Information and Certifications Concerning Tax Withholding

By signing this form, the Participant certifies that he/she is a U.S. Person (a U.S. citizen or a Resident Alien) unless the Participant checks the box below to indicate that he/she is a Foreign Person (a nonresident alien) and makes the related certifications.

☐	Participant certifies that Participant is a Foreign Person (check box is applicable).

Participant acknowledges that the IRS does not require consent to any provisions of this document other than the Form W-8BEN certification required to qualify for a tax treaty rate of withholding (see IRS Publication 515).

Unless the box for the preceding paragraph is checked, Participant certifies that Participant is a U.S. Person (a U.S. citizen or a Resident Alien). Participant certifies that the number shown in Part 1 of this Adoption Agreement is the Participant’s correct Social Security Number (or the Participant is waiting to be issued a Social Security Number).

9. Certifications and Signatures

Participant has received and read the “SIMPLE IRA Disclosure Statement” relating to this Account (including the Custodian’s fee schedule), the Custodial Account document, and the “Instructions” pertaining to this Adoption Agreement. Participant has also received and read the summary description and notice from the employer relating to the employer’s SIMPLE IRA plan.

Participant acknowledges receipt of the Custodial Account document and SIMPLE IRA Disclosure Statement at least 7 days before the date inscribed below and acknowledges that Participant has no right of revocation.

Participant acknowledges that he/she must provide accurate information in this Adoption Agreement, and that he/she may incur extra taxes and/or penalties if the information is not accurate; accordingly Participant certifies the accuracy of such information (including particularly the date specified in Item 2(b) above).

All forms must be acceptable to the Custodian and dated and signed by the Participant.

Print Name of Participant	Signature of Participant	Date

Custodian Acceptance. UMB Bank, n.a. accepts appointment as Custodian of the Custodial Account. However, this Agreement is not binding upon the Custodian until the Participant has received a statement of the transaction. Receipt by the Participant of a confirmation of the purchase of the Fund shares indicated above will serve as notification of UMB Bank’s, n.a. acceptance of appointment as Custodian of the Custodial Account.

UMB Bank, n.a. CUSTODIAN

If the Participant is a minor under the laws of the Participant’s state of residence, a parent or guardian must also sign the Adoption Agreement here. Until the Participant reaches the age of majority, the parent or guardian will exercise the powers and duties of the Participant.

Federal Law requires the following identifying information for the parent or guardian acting for the minor:

Print Name of Parent or Guardian	Signature of Parent or Guardian	Social Security Number

Residential Address	Date

RETAIN A PHOTOCOPY OF THE COMPLETED ADOPTION AGREEMENT FOR YOUR RECORDS

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SIMPLE IRA — Elective Deferral Agreement

Use this agreement to indicate the percentage of your salary you would like to contribute each year to your Columbia Threadneedle Investments SIMPLE IRA. Your contributions are deposited pre-tax. Please read all sections, sign, and return this agreement to your employer.

Section A – General Information

Employer Information

Name of Employer

Street Address

City	State	Zip Code

Telephone Number Employee Information

Name	Social Security Number	Date of Birth

Mailing Address	Mobile Phone Number

City	State	Zip Code

Section B – Terms of Agreement

Limits on Elective Deferrals

Subject to the requirements of the Employer’s SIMPLE IRA plan, each employee who is eligible to enroll as a participant may set aside a percentage of his or her pay into the Plan as Elective Deferrals by signing this Elective Deferral Agreement. This Elective Deferral Agreement replaces any earlier agreement and will remain in effect as long as the employee remains an eligible employee or until he or she provides their employer with a new Elective Deferral Agreement as permitted by the Plan. A participant’s Elective Deferrals may not exceed $15,500 for 2023, plus $3,500 for individuals age 50 and over.

Changing This Agreement

An employee may change the percentage of pay he or she is contributing into the Plan. Any employee who wishes to make such a change must complete and sign a new Elective Deferral Agreement and give it to their employer during the Enrollment Period or any other period the employer specifies in the Participation Notice and Summary Description.

Terminating Agreement

An employee may terminate this Elective Deferral Agreement. After terminating this Agreement, an employee cannot again enroll as a participant until the first day of the year following the year of termination or any other date the employer specifies in the Participation Notice and Summary Description.

Employee Elective Deferral Start Date

The Elective Deferral election designated below will start as soon as permitted under the SIMPLE IRA plan.

Section C – Authorization and Investment Selection

Elective Deferral Agreement

I, the undersigned employee, wish to set aside, as Elective Deferrals,    % or $     (which equals    % of my current rate of pay) into my Employer’s SIMPLE IRA plan by way of payroll deduction. I understand my Elective Deferrals may not exceed the limits indicated in Section B above.

I agree that my pay will be reduced in the manner I have indicated above, and I affirmatively elect to have this amount contributed to the investments indicated on my SIMPLE IRA Account Application. This Elective Deferral Agreement will continue to be effective while I am employed, unless I change or terminate it as explained in Section B above. I acknowledge that I have read this entire agreement, I understand it, and I agree to its terms. Furthermore, I acknowledge that I have received a copy of the Participation Notice and Summary Description.

Name and address of SIMPLE IRA provider: Columbia Management Investment Services Corp.

P.O. Box 219104, Kansas City, MO 64121-9104, 800.345.6611

	X	/ /
Print Name of Participant	Signature of Participant	Date

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SIMPLE IRA — Transfer/Rollover Form

Only existing SIMPLE IRA assets may be transferred or rolled over into a SIMPLE IRA provided by Columbia Management Investment Services Corp. A rollover should be indicated when you have taken possession of your SIMPLE IRA assets and would now like to re-deposit these assets into a Columbia Threadneedle Investments SIMPLE IRA account. Such a rollover must be completed within 60 days after the withdrawal. A transfer should be indicated when you intend to authorize the current trustee or custodian of your SIMPLE IRA to send your account proceeds directly to your Columbia Threadneedle Investments SIMPLE IRA. You may use this form to initiate a one-time transfer of assets to Columbia Threadneedle Investments, or to provide a standing request to transfer assets monthly from your SIMPLE IRA at another financial institution, or to do both.

This is a request for a: ☐ Transfer (complete sections 1 – 5)

☐	Rollover $ (complete sections 1, 3 and 5 only) Make checks payable to Columbia Funds

1. Participant Information

Name	Social Security Number

Mailing Address	Mobile Phone Number

2. Existing SIMPLE IRA Account Information

Name of Existing Trustee/Custodian	Account Number

Trustee/Custodian Address

Person to Contact	Telephone Number

3. Columbia Threadneedle Investments Account Information

☐	This is a new Columbia Threadneedle Investments SIMPLE IRA. My investment choices are indicated on the attached SIMPLE IRA Adoption agreement, section 4.

☐	I already have a Columbia Threadneedle Investments SIMPLE IRA, account number. Please invest my transfer assets as listed below.

Fund %	Fund %

Fund %	Fund %

Class of Shares (Choose one only. If no share class is selected, your request will be rejected.) ☐ A Shares ☐ C Shares

4. Authorization for Transfer of Assets (Complete Only for Transfers)

To Resigning Trustee or Custodian: I have established a SIMPLE IRA with Columbia Threadneedle Investments and have appointed UMB Bank, n.a. as Custodian. I would like to initiate a transfer of assets from a SIMPLE IRA.

This is: ☐ a one-time request ☐ a standing request to transfer assets monthly ☐ both a one-time and standing request.

☐	Liquidate all or part ($ ) of the SIMPLE IRA identified above and send the proceeds to Columbia Threadneedle Investments immediately. Make check payable to Columbia Funds,

FBO            (SIMPLE IRA holder’s name). I acknowledge that a penalty may apply for early withdrawals from certain types of investments.

5. Signature of SIMPLE IRA Holder

I certify that I am qualified for a transfer or rollover in the amount indicated above, according to the requirements described in Internal Revenue Code Section 408(p), and that the requirements for a non-taxable transaction are satisfied.

	X	/ /
Print Name of Participant	Signature of Participant	Date

To Be Completed by Columbia Threadneedle Investments:	To Resigning Trustee:

FOR OFFICE USE ONLY — DO NOT WRITE BELOW THIS LINE

Account Name                  Account Number

UMB Bank, n.a. has established a SIMPLE IRA for the above-named participant and will accept the transfer of plan assets on a fiduciary-to-fiduciary basis.

X
Authorized Signature

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SIMPLE IRA — Employer Special Instructions Form

Use this form if your employer has established a SIMPLE IRA plan with another financial institution and intends to send contributions directly to Columbia Threadneedle Investments. You must have your employer sign this form, make a copy, and return it to you. If you have any questions, please contact Columbia Threadneedle Investments at 800.345.6611. Send this form along with your Columbia Threadneedle Investments SIMPLE IRA Account Application, and Transfer/Rollover Form (if necessary), to:

Overnight Delivery:	Regular Delivery:
Columbia Management Investment Services Corp.	Columbia Management Investment Services Corp. c/o
SS&C GIDS, Inc.	P.O. Box 219104
430 W 7th Street, STE 219104	Kansas City, MO 64121-9104
Kansas City, MO 64105-1407

1. Participant Information (Completed by Participant)

Name                                  Social Security Number

Fund Allocations: Please list the Columbia Funds and percentage allocations as indicated on the Investment options section (part 4) of your Adoption agreement.

Fund %	Fund %

Fund %	Fund %

Fund %	Fund %

PLEASE SELECT ONE:   ☐ Class A Shares   ☐ Class C Shares

If no class of shares is selected, your application will be rejected and the account(s) not opened.

2. Employer Instructions

A. Participant Notice Requirements

The above-named employee of your company, who is eligible to participate in your SIMPLE IRA plan which you have established with another financial institution, would like all elective deferral contributions and employer contributions to be deposited into a Columbia Threadneedle Investments SIMPLE IRA for which UMB Bank, n.a. is Custodian. Each year, the law governing SIMPLE IRA plans requires you to provide a Summary Description to your employees containing the following information within the time frames described in IRS Notice 97-6 (i.e., before the employee’s 60-day election period):

1. Your name and address.

2. The effects of withdrawals from the SIMPLE IRA.

3. The eligibility requirements for participation in the SIMPLE IRA plan.

4. The benefits provided with respect to the SIMPLE IRA plan.

5. Time and method of making elections with respect to the SIMPLE IRA plan.

Each year, Columbia Management Investment Services Corp., on behalf of the Custodian, will provide directly to the Participant named above a notice containing the name and address of the Custodian and procedures for withdrawals from the Columbia Threadneedle Investments SIMPLE IRA. Therefore, you will be relieved from providing Custodian and withdrawal information to the Participant named above.

B. Contribution Procedures

Please forward a check once a month to Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, for SIMPLE IRA plan contributions for the above-named Participant. Please include the Participant’s name and Social Security Number, specify employer and employee elective deferral contribution amounts, and the allocations of those amounts among the Columbia family of funds. All checks should be made payable to Columbia Funds.

C. Signature of Employer

By signing below, you certify that you will provide the information listed above on a timely basis and make deposits to Columbia Threadneedle Investments for the employee named on this application. Please keep a copy of this form for yourself and return a signed original to the above-named Participant.

Name of Employer	Telephone Number

Street Address	X City State	/ Zip Code /

Print Name	Authorized Signature	Date

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SIMPLE IRA — Distribution Form

Complete this form if you are requesting a distribution other than a Required Minimum Distribution from a Columbia Threadneedle Investments SIMPLE IRA. Return the completed form to Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104. Please complete the SIMPLE IRA Required Minimum Distribution Form if you are 73 or older and would like to request your Required Minimum Distribution. If you have any questions, call Columbia Threadneedle Investments at 800.345.6611.

Overnight Delivery:	Regular Delivery:
Columbia Management Investment Services Corp.	Columbia Management Investment Services Corp. c/o
SS&C GIDS, Inc.	P.O. Box 219104
430 W 7th Street, STE 219104	Kansas City, MO 64121-9104
Kansas City, MO 64105-1407

1. Participant Information (Completed by Participant)

Name		Social Security Number

Date of Birth (MM/DD/YYYY)		Mobile Phone Number

Mailing Address

City	State	Zip Code

Columbia Fund/Account Number

2. Reason for Distribution (Choose One Only)

Note: If your SIMPLE IRA has been open and funded for less than two years, distributions may be subject to an IRS- imposed 25% penalty tax.

☐	Normal distribution. I am age 59 1⁄2 or older and my account has been open and funded for two or more years.

☐

Premature distribution. I am under age 59 1⁄2. I understand that my distributions may be subject to an additional 10% penalty tax imposed by the IRS in addition to ordinary income taxes. (A 25% penalty may apply if the SIMPLE IRA has been open and funded for less than two years.)

☐

Premature distribution (with exception). I am under age 59 1⁄2, and my distribution is not subject to a 10% premature distribution penalty because it complies with the exceptions to the early distribution rules under Internal Revenue Code Section 72(t). [Exceptions include: disability or death (check the appropriate box below); substantially equal payments based on the IRA owner’s life expectancy, commencing before age 59 1⁄2 and continuing for at least five years or until age 59 1⁄2, whichever is later; distributions on account of an IRS levy; distributions made to pay for medical care during the taxable year; health insurance premiums for individuals who have received unemployment compensation for 12 consecutive weeks; first-time purchase of a principal residence; and distributions to pay for qualified higher education expenses (as defined by the IRS).] My distribution will be free of the 10% penalty if I have participated in a SIMPLE IRA plan for more than two years, or free of the 25% penalty if I have participated for less than two years. Supporting documentation required. This can either be an original note from your doctor on his/her letterhead or a letter from the Social Security Administration stating that you have qualified for disability through Social Security Income.

☐	Disability distribution. I certify that I am disabled within the meaning of IRC Section 72(m)(7).

☐	Death distribution. Contact Columbia Threadneedle Investments at 800.345.6611 for further instructions, if you have not already done so.

CT-FR/232890 AA (01/24)

3. Method of Distribution (Choose One Only)

☐	A lump sum distribution of all funds, closing the IRA.

☐	A partial distribution of $ , or number of shares: .

☐	Lump sum distribution of the following funds .

☐	Multiple partial redemptions. Please list funds and dollar or share amounts on the back of this form or on a separate sheet of paper.

☐	Systematic withdrawals:

Distribute a fixed amount: $        , or number of shares:        .

If you wish to have this fixed systematic withdrawal over a number of years, please specify :       years.

Systematic withdrawals are to be paid:  ☐ Monthly    ☐ Quarterly    ☐ Semi-annually    ☐ Annually Beginning the month of            on the       calendar day (or prior business day) of each month.*

*	All systematic withdrawals are processed on the 20th calendar day of the month or prior business day, unless otherwise specified.

4. Payee Information

Payment to be made to me, the Participant, using the current name and address on file.

PLEASE NOTE THAT ANY PAYEE OPTION BELOW REQUIRES A MEDALLION SIGNATURE GUARANTEE IN ORDER FOR YOUR REQUEST TO BE HONORED. (SEE SECTION 6, BELOW, FOR MORE INFORMATION.)

☐	I wish to credit my distribution, in-kind, from the above SIMPLE IRA to:

    Existing Columbia Fund and account #                     .

    A new Columbia Threadneedle Investments account. (Please include your completed Account Application.)

☐	I wish to have the distribution:

    Mailed to the below-named payee or payee bank.

    Transferred via Automated Clearing House (ACH) to the below-named payee bank. (Please attach a voided check)

Note: Your bank must be a member of the Automated Clearing House System (ACH) in order to transfer distributions via ACH. Connection to the ACH system will be activated approximately 30 days after your application is received by Columbia Threadneedle Investments. If payee or address is different from the current name and address on file, the signature must be medallion guaranteed (see Section 6, below).

Name of Payee or Payee Bank

Bank Account Number (if applicable)		Bank Routing Number (if applicable)

Street Address	City	State	Zip Code

5. Income Tax Withholding Information

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs. You may wish to consult with a tax advisor for more information.

The default federal income tax withholding rate is 10% and will be applied if no withholding is elected (applicable state income taxes may also apply). If you want a withholding rate other than 0% or 10% for federal income taxes, you are required to complete and submit the attached Form W-4R with this form.

Withholding elections established for a Systematic Withdrawal Plan in Part 3 will remain in effect until a new Form W-4R is received.

A mandatory federal tax withholding rate of 10% will apply for a special payee with a foreign address outside of the United States.

CT-FR/232890 AA (01/24)

☐ A.	Do not withhold federal income tax from my distribution.

☐ B.	Withhold the default federal income tax withholding rate of 10%.

☐ C.	I would like a federal income tax withholding election other than 0% or 10%. I will complete and attach the Form W-4R with this form.

6. Signature

I hereby elect that the assets held by the Custodian in the above Individual Retirement Accounts(s) be paid according to the instructions on this form. Although these distributions are made in accordance with the law, they are revocable and another plan may be substituted that is also in accordance with the law. Additional amounts may be distributed from time to time upon presentation to Columbia Management Investment Services Corp. of written instructions in good order. I hereby release Columbia Funds, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers directors, agents and employees and indemnify them from any and all claims arising from the actions hereunder of Columbia Funds, Columbia Management Investment Services Corp., the Custodian or their respective affiliates, officers, directors, agents and employees.

Name		Social Security Number

Date of Birth (MM/DD/YYYY)		Mobile Phone Number

Mailing Address

City	State	Zip Code

	X	/ /
Print Name of Participant (or Beneficiary, if applicable)	Participant’s Signature (or Beneficiary)	Date

Medallion Signature Guarantee Stamp

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

7. Medallion Signature Guarantee

The Transfer Agent may require a Medallion Signature Guarantee for your signature in order to process certain transactions. A Medallion Signature Guarantee helps assure that a signature is genuine and not a forgery. A Medallion Signature Guarantee must be provided by an eligible guarantor institution including, but not limited to, the following: bank, credit union, savings association, broker or dealer, that participates in the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Medallion Signature Program (MSP). Notarization by a notary public is not an acceptable signature guarantee.

The Transfer Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction.

Please call Columbia Threadneedle Investments at 800.345.6611 with any questions.

CT-FR/232890 AA (01/24)

SIMPLE IRA Required Minimum — Distribution (RMD) Form

Complete this form if you are requesting a Required Minimum Distribution (RMD) from a Columbia Threadneedle Investments SIMPLE IRA. Please use the regular Columbia Threadneedle Investments SIMPLE IRA Distribution Form for all other distribution requests. Contact Columbia Threadneedle Investments at 800.345.6611 if you have any questions. Please return this form to:

Overnight Delivery:	Regular Delivery:
Columbia Management Investment Services Corp.	Columbia Management Investment Services Corp. c/o
SS&C GIDS, Inc.	P.O. Box 219104
430 W 7th Street, STE 219104	Kansas City, MO 64121-9104
Kansas City, MO 64105-1407

1. Participant Information (Completed by Participant)

Name			Social Security Number

Date of Birth (MM/DD/YYYY)			Mobile Phone Number

Mailing Address

City	State	Zip Code

Columbia Fund/Account Number

2. Calculation Method (Choose One Only)

☐	Uniform Table — RMD will be based on the Uniform Table issued by the Internal Revenue Service (IRS).

☐

Exception to Uniform Table — RMD will be based on the combined life expectancies of you and your spouse beneficiary as of your required beginning date. This option is only available if your spouse is more than 10 years younger than you, the account owner. The person whose joint life is used for calculation of the RMD must be your spouse and the designated beneficiary on your Columbia Threadneedle Investments SIMPLE IRA. Complete the spousal beneficiary information below:

Name			Social Security Number

Date of Birth (MM/DD/YYYY)			Telephone Number

Mailing Address

City	State	Zip Code

3. Method of Distribution (Choose One Only)

☐	Systematic withdrawal

Systematic withdrawals are to be paid:   ☐ Monthly    ☐ Quarterly    ☐ Semi-annually    ☐ Annually Beginning the month of            on the       calendar day (or prior business day) of each month.*

*	All systematic withdrawals are processed on the 20th calendar day of the month or prior business day, unless otherwise specified.

For account holders turning 73 who need to take their first RMD: If you elect to take your first RMD by April 1 in the year after you turn age 73, you must take the second RMD by December 31 of that same year. If applicable, systematic withdrawals for the second RMD and subsequent RMDs are to be paid beginning the month of           .

☐

One-time RMD — Columbia Management Investment Services Corp. will calculate the minimum amount required for you. Note: If you choose this option, you must submit this form each year in order to receive your RMD. If instead you would like to receive your annual distributions automatically, please complete the Systematic Withdrawal section above.

CT-FR/232890 AA (01/24)

Source of Distribution: Indicate which Fund(s) we should take your distribution from. Percentages must total 100% Columbia

Fund Name	Percent

%
%
%
%

4. Payee Information

Payment to be made to me, the account owner, using the current name and address on file.

PLEASE NOTE THAT ANY PAYEE OPTION BELOW REQUIRES A MEDALLION SIGNATURE GUARANTEE IN ORDER FOR YOUR REQUEST TO BE HONORED. (SEE SECTION 6, BELOW, FOR MORE INFORMATION.)

☐	I wish to credit my distribution, in kind, from the above SIMPLE IRA to:

   Columbia Fund/account #              .

   A new Columbia Threadneedle Investments account. (Please include your completed Account Application.)

☐	I wish to have the distribution:

   Mailed to the below-named payee or payee bank.

   Transferred via Automated Clearing House (ACH) to the below-named payee bank. (Please attach a voided check.)

Note: Your bank must be a member of the Automated Clearing House System (ACH) in order to transfer distributions via ACH. Connection to the ACH system will be activated approximately 30 days after your application is received by Columbia Threadneedle Investments. If payee or address is different from the current name and address on file, the signature must be medallion guaranteed (see Section 6, below).

Name of Payee or Payee Bank

Bank Account Number (if applicable)		Bank Routing Number (if applicable)

Street Address	City	State	Zip Code

5. Income Tax Withholding Information

The law requires that federal income tax be withheld from certain IRA distributions unless you elect not to have withholding apply. If you elect not to have withholding apply, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Your withdrawal may also be subject to state income tax withholding in certain states. The undersigned acknowledges that it is his/her responsibility to properly calculate, report, and pay all taxes due with respect to the withdrawal specified, and to file IRS Form 5329 to claim any exemption from the early withdrawal penalty. IRS Form 5329 is used to report additional taxes on IRAs. You may wish to consult with a tax advisor for more information.

The default federal income tax withholding rate is 10% and will be applied if no withholding is elected (applicable state income taxes may also apply). If you want a withholding rate other than 0% or 10% for federal income taxes, you are required to complete and submit the attached Form W-4R with this form.

Withholding elections established for a Systematic Withdrawal Plan in Part 3 will remain in effect until a new Form W-4R is received.

A mandatory federal tax withholding rate of 10% will apply for a special payee with a foreign address outside of the United States.

☐ A.	Do not withhold federal income tax from my distribution.

☐ B.	Withhold the default federal income tax withholding rate of 10%.

☐ C.	I would like a federal income tax withholding election other than 0% or 10%. I will complete and attach the Form W-4R with this form.

CT-FR/232890 AA (01/24)

6. Signature

I hereby elect that the assets held by the Custodian in the above Individual Retirement Accounts(s) be paid according to the instructions on this form. Although these distributions are made in accordance with the law, they are revocable and another plan may be substituted that is also in accordance with the law. Additional amounts may be distributed from time to time upon presentation to Columbia Management Investment Services Corp. of written instructions in good order. I hereby release Columbia Funds, Columbia Management Investment Services Corp., the Custodian and their respective affiliates, officers, directors, agents and employees and indemnify them from any and all claims arising from the actions hereunder of Columbia Funds, Columbia Management Investment Services Corp., the Custodian or their respective affiliates, officers, directors, agents and employees.

Name		Social Security Number

Date of Birth (MM/DD/YYYY)		Mobile Phone Number

Mailing Address

City	State	Zip Code

	X	/ /

Print Name of Participant (or Beneficiary, if applicable)	Signature of Participant (or Beneficiary)	Date

Medallion Signature Guarantee Stamp

Guarantor, please do not affix the guarantee unless all of the information on this page has been completed.

7. Medallion Signature Guarantee

The Transfer Agent may require a Medallion Signature Guarantee for your signature in order to process certain transactions. A Medallion Signature Guarantee helps assure that a signature is genuine and not a forgery. A Medallion Signature Guarantee must be provided by an eligible guarantor institution including, but not limited to, the following: bank, credit union, savings association, broker or dealer, that participates in the Securities Transfer Association Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) or the New York Stock Exchange Medallion Signature Program (MSP). Notarization by a notary public is not an acceptable signature guarantee. The Transfer Agent reserves the right to reject a signature guarantee and to request additional documentation for any transaction.

Please call Columbia Threadneedle Investments at 800.345.6611 with any questions.

CT-FR/232890 AA (01/24)

Department of the Treasury Internal Revenue Service	Withholding Certificate for Nonperiodic Payments and Eligible Rollover Distributions Give Form W-4R to the payer of your retirement payments.	OMB No. 1545-0074

1a First name and middle initial	Last name	1b Social security number
Address
City or town, state, and ZIP code
Your withholding rate is determined by the type of payment you will receive.

• For nonperiodic payments, the default withholding rate is 10%. You can choose to have a different rate by entering a rate between 0% and 100% on line 2. Generally, you can’t choose less than 10% for payments to be delivered outside the United States and its territories.

• For an eligible rollover distribution, the default withholding rate is 20%. You can choose a rate greater than 20% by entering the rate on line 2. You may not choose a rate less than 20%. See page 2 for more information.

2 Complete this line if you would like a rate of withholding that is different from the default withholding rate. See the instructions on page 2 and the Marginal Rate Tables below for additional information. Enter the rate as a whole number (no decimals)	2%

Sign Here
	Your signature (This form is not valid unless you sign it.)	Date

General Instructions

Section references are to the Internal Revenue Code.

Future developments. For the latest information about any future developments related to Form W-4R, such as legislation enacted after it was published, go to www.irs.gov/FormW4R.

Purpose of form. Complete Form W-4R to have payers withhold the correct amount of federal income tax from your nonperiodic payment or eligible rollover distribution from an employer retirement plan, annuity (including a commercial annuity), or individual retirement arrangement (IRA). See page 2 for the rules and options that are available for each type of payment. Don’t use Form W-4R for periodic payments (payments made in installments at regular intervals over a period of more than 1 year) from these plans or arrangements. Instead, use Form W-4P, Withholding Certificate for Periodic Pension or Annuity Payments. For more information on withholding, see Pub. 505, Tax Withholding and Estimated Tax.

Caution: If you have too little tax withheld, you will generally owe tax when you file your tax return and may owe a penalty unless you make timely payments of estimated tax. If too much tax is withheld, you will generally be due a refund when you file your tax return. Your withholding choice (or an election not to have withholding on a nonperiodic payment) will generally apply to any future payment from the same plan or IRA. Submit a new Form W-4R if you want to change your election.

2024 Marginal Rate Tables

You may use these tables to help you select the appropriate withholding rate for this payment or distribution. Add your income from all sources and use the column that matches your filing status to find the corresponding rate of withholding. See page 2 for more information on how to use this table.

Single or Married filing separately		Married filing jointly or Qualifying surviving spouse		Head of household
Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more	Total income over—	Tax rate for every dollar more
$0	0%	$0	0%	$0	0%
14,600	10%	29,200	10%	21,900	10%
26,200	12%	52,400	12%	38,450	12%
61,750	22%	123,500	22%	85,000	22%
115,125	24%	230,250	24%	122,400	24%
206,550	32%	413,100	32%	213,850	32%
258,325	35%	516,650	35%	265,600	35%
623,950*	37%	760,400	37%	631,250	37%
*	If married filing separately, use $380,200 instead for this 37% rate.

For Privacy Act and Paperwork Reduction Act Notice, see page 3.	Cat. No. 75085T	Form W-4R (2024)

Form W-4R (2024)	Page 2
General Instructions (continued)	Line 2

Nonperiodic payments—10% withholding. Your payer must withhold at a default 10% rate from the taxable amount of nonperiodic payments unless you enter a different rate on line 2. Distributions from an IRA that are payable on demand are treated as nonperiodic payments. Note that the default rate of withholding may not be appropriate for your tax situation. You may choose to have no federal income tax withheld by entering “-0-” on line 2. See the specific instructions below for more information. Generally, you are not permitted to elect to have federal income tax withheld at a rate of less than 10% (including “-0-”) on any payments to be delivered outside the United States and its territories.

Note: If you don’t give Form W-4R to your payer, you don’t provide an SSN, or the IRS notifies the payer that you gave an incorrect SSN, then the payer must withhold 10% of the payment for federal income tax and can’t honor requests to have a lower (or no) amount withheld. Generally, for payments that began before 2024, your current withholding election (or your default rate) remains in effect unless you submit a Form W-4R.

Eligible rollover distributions—20% withholding. Distributions you receive from qualified retirement plans (for example, 401(k) plans and section 457(b) plans maintained by a governmental employer) or tax-sheltered annuities that are eligible to be rolled over to an IRA or qualified plan are subject to a 20% default rate of withholding on the taxable amount of the distribution. You can’t choose withholding at a rate of less than 20% (including “-0-”). Note that the default rate of withholding may be too low for your tax situation. You may choose to enter a rate higher than 20% on line 2. Don’t give Form W-4R to your payer unless you want more than 20% withheld.

Note that the following payments are not eligible rollover distributions for purposes of these withholding rules:

• Qualifying “hardship” distributions;

• Distributions required by federal law, such as required minimum distributions;

• Generally, distributions from a pension-linked emergency savings account;

• Eligible distributions to a domestic abuse victim;

• Qualified disaster recovery distributions;

• Qualified birth or adoption distributions; and

• Emergency personal expense distributions.

See Pub. 505 for details. See also Nonperiodic payments— 10% withholding above.

Payments to nonresident aliens and foreign estates. Do not use Form W-4R. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, and Pub. 519, U.S. Tax Guide for Aliens, for more information.

Tax relief for victims of terrorist attacks. If your disability payments for injuries incurred as a direct result of a terrorist attack are not taxable, enter “-0-” on line 2. See Pub. 3920, Tax Relief for Victims of Terrorist Attacks, for more details.

Specific Instructions

Line 1b

For an estate, enter the estate’s employer identification number (EIN) in the area reserved for “Social security number.”

More withholding. If you want more than the default rate withheld from your payment, you may enter a higher rate on line 2.

Less withholding (nonperiodic payments only). If permitted, you may enter a lower rate on line 2 (including “-0-”) if you want less than the 10% default rate withheld from your payment. If you have already paid, or plan to pay, your tax on this payment through other withholding or estimated tax payments, you may want to enter “-0-”.

Suggestion for determining withholding. Consider using the Marginal Rate Tables on page 1 to help you select the appropriate withholding rate for this payment or distribution. The tables are most accurate if the appropriate amount of tax on all other sources of income, deductions, and credits has been paid through other withholding or estimated tax payments. If the appropriate amount of tax on those sources of income has not been paid through other withholding or estimated tax payments, you can pay that tax through withholding on this payment by entering a rate that is greater than the rate in the Marginal Rate Tables.

The marginal tax rate is the rate of tax on each additional dollar of income you receive above a particular amount of income. You can use the table for your filing status as a guide to find a rate of withholding for amounts above the total income level in the table.

To determine the appropriate rate of withholding from the table, do the following. Step 1: Find the rate that corresponds with your total income not including the payment. Step 2: Add your total income and the taxable amount of the payment and find the corresponding rate.

If these two rates are the same, enter that rate on line 2. (See Example 1 below.)

If the two rates differ, multiply (a) the amount in the lower rate bracket by the rate for that bracket, and (b) the amount in the higher rate bracket by the rate for that bracket. Add these two numbers; this is the expected tax for this payment. To get the rate to have withheld, divide this amount by the taxable amount of the payment. Round up to the next whole number and enter that rate on line 2. (See Example 2 below.)

If you prefer a simpler approach (but one that may lead to overwithholding), find the rate that corresponds to your total income including the payment and enter that rate on line 2.

Examples. Assume the following facts for Examples 1 and 2. Your filing status is single. You expect the taxable amount of your payment to be $20,000. Appropriate amounts have been withheld for all other sources of income and any deductions or credits.

Example 1. You expect your total income to be $62,000 without the payment. Step 1: Because your total income without the payment, $62,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Step 2: Because your total income with the payment, $82,000, is greater than $61,750 but less than $115,125, the corresponding rate is 22%. Because these two rates are the same, enter “22” on line 2.

Example 2. You expect your total income to be $43,700 without the payment. Step 1: Because your total income without the payment, $43,700, is greater than $26,200 but less than $61,750, the corresponding rate is 12%. Step 2: Because your total income with the payment, $63,700, is

Form W-4R (2024)	Page 3

greater than $61,750 but less than $115,125, the corresponding rate is 22%. The two rates differ. $18,050 of the $20,000 payment is in the lower bracket ($61,750 less your total income of $43,700 without the payment), and $1,950 is in the higher bracket ($20,000 less the $18,050 that is in the lower bracket). Multiply $18,050 by 12% to get $2,166. Multiply $1,950 by 22% to get $429. The sum of these two amounts is $2,595. This is the estimated tax on your payment. This amount corresponds to 13% of the $20,000 payment ($2,595 divided by $20,000). Enter “13” on line 2.

Privacy Act and Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide this information only if you want to (a) request additional federal income tax withholding from your nonperiodic payment(s) or eligible rollover distribution(s); (b) choose not to have federal income tax withheld from your nonperiodic payment(s), when permitted; or (c) change a previous Form W-4R (or a previous Form W-4P that you completed with respect to your nonperiodic payments or eligible rollover distributions). To do any of the aforementioned, you are required by sections 3405(e) and 6109 and their regulations to provide the information requested on this form. Failure to provide this information may result in inaccurate withholding on your payment(s).

Failure to provide a properly completed form will result in your payment(s) being subject to the default rate; providing fraudulent information may subject you to penalties.

Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

The average time and expenses required to complete and file this form will vary depending on individual circumstances. For estimated averages, see the instructions for your income tax return.

If you have suggestions for making this form simpler, we would be happy to hear from you. See the instructions for your income tax return.

PRIVACY NOTICE

Facts	What does Columbia Funds do with your personal information?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number and income

•  Assets and transaction history

•  Checking account information and wire transfer instructions

When you are no longer our customer, we continue to share information about you as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Columbia Funds chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Columbia Funds share?	Can you limit this sharing?

For everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations or report to credit bureaus	Yes	No

For our marketing purposes — to offer our products and services to you	Yes	No

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes — information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For non-affiliates to market to you	No	We don’t share

Who we are

Who is providing this notice?	Columbia Funds (including mutual funds, closed-end funds and ETFs)

Questions?     Call 800.345.6611 or go to columbiathreadneedleus.com/investor/privacy-security/

PRIVACY NOTICE

What we do

How does Columbia Funds protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

For more information on how we protect your personal information, visit columbiathreadneedleus.com/investor/privacy-security/.

How does Columbia Funds collect my personal information?

We collect your personal information, for example, when you:

•  Open an account or give us your contact information

•  Provide account information or make wire transfers

•  Make investments or withdrawals from your account

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  Sharing for affiliates’ everyday business purposes — information about your creditworthiness

•  Affiliates from using your information to market to you

•  Sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • Columbia Funds does not share personal information with affiliates.

Non-affiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • Columbia Funds does not share with non-affiliates so they can market to you.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Columbia Funds doesn’t jointly market.

Other important information	If you own a Columbia fund in the name of a third party such as a bank or broker-dealer, their privacy notice may apply to you in addition to ours.

If you are working with a financial advisor, and the financial advisor leaves their firm and joins another broker-dealer or registered investment advisor, they may be permitted to use limited information to contact you. The information that may be used is limited to your name, address, email address, phone number and account title.

To find out more, call 800.345.6611 or visit columbiathreadneedleus.com/investor/privacy-security/

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA, and managed by Columbia Management Investment Advisers, LLC. Columbia Management Investment Distributors, Inc., 290 Congress Street, Boston, MA 02210

© 2023 Columbia Management Investment Advisers, LLC. All rights reserved.  CT-MK 244387 K (12/23) BWKJ/CTNA5272497.3

Rev. 9/16

FACTS WHAT DOES UMB BANK, N.A. (“UMB”) DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we

do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•  Social Security number

•  Account balances and account transactions

•  Payment history and transaction history

•  Retirement assets

When you are no longer our customer, we continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information, the reasons UMB chooses to share and whether you can limit this sharing.

Reasons we can share your personal information	Does UMB share?	Can you limit this sharing?

For our everyday business purposes – such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes – to offer our products and services to you	No	We don’t share

For joint marketing with other financial companies	No	We don’t share

For our affiliates’ everyday business purposes – information about your transactions and experiences	No	We don’t share

For our affiliates’ everyday business purposes – information about your creditworthiness	No	We don’t share

For our affiliates to market to you	No	We don’t share

For nonaffiliates to market to you	No	We don’t share

Questions?	Call toll-free 800.441.9535 (or if in Kansas City, call 816.860.5780).

CT-FR/232890 AA (01/24)

Who we are

Who is providing this notice?	UMB Bank, n.a.

What we do

How does UMB protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does UMB collect my personal information?

We collect your personal information, for example, when you:

•  Open an account or provide account information

•  Make deposits or take withdrawals from your account

•  Tell us about your investment or retirement portfolio

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•  Sharing for affiliates’ everyday business purposes – information about your creditworthiness

•  Affiliates from using your information to market to you

•  Sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

Definitions

Affiliates	Companies related by common ownership or control. They can be financial and nonfinancial companies. • UMB does not share with affiliates.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • UMB does not share with nonaffiliates so they can market to you.

Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • UMB doesn’t jointly market.

Other Important Information

You may have other privacy protections under applicable state laws. To the extent these state laws apply, we will comply with them when we share information about you. For California residents: We will not share information we collect about you with nonaffiliates, except as permitted by California law, including, for example to process your transactions or to maintain your account. For Vermont residents: We will not share information we collect about you with nonaffiliates, except as permitted by Vermont law, including, for example to process your transactions or to maintain your account.

CT-FR/232890 AA (01/24)

UMB Bank, n.a.

SIMPLE IRA CUSTODIAL ACCOUNT AGREEMENT

Form 5305-SA under section 408(p) of the Internal Revenue Code.

The participant named on the application is establishing a savings incentive match plan for employees of small employers individual retirement account (SIMPLE IRA) under sections 408(a) and 408(p) to provide for his or her retirement and for the support of his or her beneficiaries after death.

The custodian named on the application has given the participant the disclosure statement required by Regulations section 1.408-6.

The participant and the custodian make the following agreement:

Article I.

The custodian will accept cash contributions made on behalf of the participant by the participant’s employer under the terms of a SIMPLE IRA plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant and, after the two-year period of participation defined in section 72(t)(6), transfers or rollovers from any eligible retirement plan (as defined in section 402(c)(8) (B)) other than a Roth IRA or a designated Roth account. No other contributions will be accepted by the custodian.

Article II.

The participant’s interest in the balance in the custodial account is nonforfeitable.

Article III.

1.

No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2.

No part of the custodial account funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article IV.

1.

Notwithstanding any provision of this agreement to the contrary, the distribution of the participant’s interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and the regulations thereunder, the provisions of which are herein incorporated by reference.

2.

The participant’s entire interest in the custodial account must be, or begin to be, distributed not later than the participant’s required beginning date, April 1 following the calendar year in which the participant reaches age 70 1⁄2. By that date, the participant may elect, in a manner acceptable to the custodian, to have the balance in the custodial account distributed in:

(a)	A single sum or

(b)	Payments over a period not longer than the life of the participant or the joint lives of the participant and his or her designated beneficiary.

3.	If the participant dies before his or her entire interest is distributed to him or her, the remaining interest will be distributed as follows:

(a)	If the participant dies on or after the required beginning date and:

i.

The designated beneficiary is the participant’s surviving spouse, the remaining interest will be distributed over the surviving spouse’s life expectancy as determined each year until such spouse’s death, or over the period in paragraph (a)(iii) below if longer. Any interest remaining after the spouse’s death will be distributed over such spouse’s remaining life expectancy as determined in the year of the spouse’s death and reduced by one for each subsequent year, or, if distributions are being made over the period in paragraph (a)(iii) below, over such period.

ii.

The designated beneficiary is not the participant’s surviving spouse, the remaining interest will be distributed over the beneficiary’s remaining life expectancy as determined in the year following the death of the participant and reduced by one for each subsequent year, or over the period in paragraph (a)(iii) below if longer.

iii.

There is no designated beneficiary, the remaining interest will be distributed over the remaining life expectancy of the participant as determined in the year of the participant’s death and reduced by one for each subsequent year.

(b)

If the participant dies before the required beginning date, the remaining interest will be distributed in accordance with paragraph (i) below or, if elected or there is no designated beneficiary, in accordance with paragraph (ii) below:

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i.

The remaining interest will be distributed in accordance with paragraphs (a)(i) and (a)(ii) above (but not over the period in paragraph (a)(iii), even if longer), starting by the end of the calendar year following the year of the participant’s death. If, however, the designated beneficiary is the participant’s surviving spouse, then this distribution is not required to begin before the end of the calendar year in which the participant would have reached age 70 1⁄2. But, in such case, if the participant’s surviving spouse dies before distributions are required to begin, then the remaining interest will be distributed in accordance with paragraph (a) (ii) above (but not over the period in paragraph (a)(iii), even if longer), over such spouse’s designated beneficiary’s life expectancy, or in accordance with paragraph (ii) below if there is no such designated beneficiary.

ii.	The remaining interest will be distributed by the end of the calendar year containing the fifth anniversary of the Participant’s death.

4.

If the participant dies before his or her entire interest has been distributed and if the designated beneficiary is not the participant’s surviving spouse, no additional contributions may be accepted in the account.

5.

The minimum amount that must be distributed each year, beginning with the year containing the participant’s required beginning date, is known as the “required minimum distribution” and is determined as follows:

(a)

The required minimum distribution under paragraph 2(b) for any year, beginning with the year the participant reaches age 70 1⁄2, is the participant’s account value at the close of business on December 31 of the preceding year divided by the distribution period in the uniform lifetime table in Regulations section 1.401(a)(9)-9. However, if the participant’s designated beneficiary is his or her surviving spouse, the required minimum distribution for a year shall not be more than the participant’s account value at the close of business on December 31 of the preceding year divided by the number in the joint and last survivor table in Regulations section 1.401(a)(9)-9. The required minimum distribution for a year under this paragraph (a) is determined using the participant’s (or, if applicable, the participant and spouse’s) attained age (or ages) in the year.

(b)

The required minimum distribution under paragraphs 3(a) and 3(b)(i) for a year, beginning with the year following the year of the participant’s death (or the year the participant would have reached age 70 1⁄2, if applicable under paragraph

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3(b)(i)) is the account value at the close of business on December 31 of the preceding year divided by the life expectancy (in the single life table in Regulations section 1.401(a)(9)-9) of the individual specified in such paragraphs 3(a) and 3(b)(i).

(c)

The required minimum distribution for the year the participant reaches age 70 1⁄2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

6.

The owner of two or more IRAs (other than Roth IRAs) may satisfy the minimum distribution requirements described above by taking from one IRA the amount required to satisfy the requirement for another in accordance with the regulations under section 408(a)(6).

Article V.

1.	The participant agrees to provide the custodian with all information necessary to prepare any reports required by sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

2.	The custodian agrees to submit to the Internal Revenue Service (IRS) and participant the reports prescribed by the IRS.

3.	The custodian also agrees to provide the participant’s employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

Article VI.

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles inconsistent with sections 408(a) and 408(p) and the related Regulations will be invalid.

Article VII.

This agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the application.

Article VIII.

1.	Definitions. As used in this Article VIII the following terms have the following meanings:

“Account” or “Custodial Account” means the SIMPLE Individual Retirement Account established using the terms of this Agreement and the Adoption Agreement signed by the Participant.

“Adoption Agreement” is the application signed by the Participant to accompany and adopt this Custodial Account. The Adoption Agreement may also be referred to as the “Account Application”.

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“Agreement” means this UMB Bank, n.a. Simple Individual Retirement Account Custodial Agreement and the Adoption Agreement signed by the Participant.

“Ancillary Fund” means any mutual fund or registered investment company designated by Sponsor, which is (i) advised, sponsored or distributed by a duly licensed mutual fund or registered investment company other than the Custodian, and (ii) subject to a separate agreement between the Sponsor and such mutual fund or registered investment company, to which neither the Custodian nor the Service Company is a party; provided, however, that such mutual fund or registered investment company must be legally offered for sale in the state of the Depositor’s residence.

“Beneficiary” has the meaning assigned in Section 11 below.

“Custodial Account” means the SIMPLE individual retirement account established using the terms of this Agreement.

“Custodian” means UMB Bank, n.a. and any corporation or other entity that by merger, consolidation, purchase or otherwise, assumes the obligations of the Custodian.

“Distributor” means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s). In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Fund” means a mutual fund or registered investment company which is which is advised, sponsored or distributed by Sponsor; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Participant’s residence in order to be a Fund hereunder. Subject to the provisions of Section 3 below, the term “Fund” includes an Ancillary Fund.

“Participant” means the person signing the Adoption Agreement accompanying this Custodial Agreement.

“Service Company” means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor. In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

“Sponsor” means Columbia Management Investment Distributors, Inc.. Reference to the Sponsor includes reference to any affiliate of Sponsor to which Sponsor has delegated (or which is in fact performing) any duty assigned to Sponsor under this Agreement.

“Spouse” “A person who meets the definition of “spouse” under federal law may avail themselves to certain rights and benefits under a contract. Any right of a spouse that is made available to continue the contract and all contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of ‘‘spouse’’ under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax advisor for more information on this subject.”

2.

Revocation. To the extent required by regulations or rulings pertaining to SIMPLE IRA accounts under Code Section 408(p), the Participant may revoke the Custodial Account established hereunder by mailing or delivering a written notice of revocation to the Custodian within such time limits as may be specified in such regulations or rulings. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the Participant’s initial contribution will be returned as provided in such regulations or rulings.

The Participant may certify in the Adoption Agreement that the Participant has received the Disclosure Statement related to the Custodial Account at least seven days before the Participant signed the Adoption Agreement to establish the Custodial Account, and the Custodian may rely upon such certification.

3.

Investments. All contributions to the Custodial Account shall be invested and reinvested in full and fractional shares of one or more Funds. All such shares shall be issued and accounted for as book entry shares, and no physical shares or share certificates shall be issued. Such investments shall be made in such proportions and/or in such amounts as Participant from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct (but subject to the provisions of Section 25).

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The Service Company shall be responsible for promptly transmitting all investment directions by the Participant for the purchase or sale of shares of one or more Funds hereunder to the Funds’ transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the Participant as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the Participant (or the Participant’s employer), or will be held un-invested (or invested in a money market fund if available) pending clarification or completion by the Participant, in either case without liability for interest or for loss of income or appreciation. If any other directions or other orders by the Participant with respect to the sale or purchase of shares of one or more Funds for the Custodial Account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the Participant.

All investment directions by Participant will be subject to any minimum initial or additional investment or minimum balance rules or other rules (by way of example and not by way of limitation, rules relating to the timing of investment directions or limiting the number of purchases or sales or imposing sales charges on shares sold within a specified period after purchase) applicable to a Fund as described in its prospectus.

All dividends and capital gains or other distributions received on the shares of any Fund held in the Participant’s Account shall be retained in the Account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Fund (or of any other Fund offered by the Sponsor, if so directed).

If any Fund held in the Custodial Account is liquidated or is otherwise made unavailable by the Sponsor as a permissible investment for a Custodial Account hereunder, the liquidation or other proceeds of such Fund shall be invested in accordance with the instructions of the Participant; if the Participant does not give such instructions, or if such instructions are unclear or incomplete in the opinion of the Service Company, the Service Company may invest such liquidation or other proceeds in such other Fund (including a money market fund or Ancillary Fund if available) as the Sponsor designates, and provided that the Sponsor gives at least thirty (30) days advance written notice to the Participant and the Service Provider. In such case, neither the Service Company, the Sponsor nor the Custodian will have any responsibility for such investment.

Alternatively, if the Participant does not give instructions and the Sponsor does not designate such other Fund as described above then the Participant or (or his or her Beneficiaries) will be deemed to have directed the Custodian to distribute any amount remaining in the Fund to (i) the Participant (or to his Beneficiaries as their interests shall appear on file with the Custodian) or, (ii) if the Participant is deceased with no Beneficiaries on file with the Custodian, then to the Participant’s estate, subject to the Custodian’s right to reserve funds as provided in Section 17(b). The Sponsor and the Custodian will be fully protected in making any and all such distributions pursuant to this Section 3, provided that the Sponsor gives at least thirty (30) days advance written notice to the Participant and the Service Provider. In such case, neither the Service Company nor the Custodian will have any responsibility for such distribution. The Participant (or his or her Beneficiaries) shall be fully responsible for any taxes due on such distribution.

4.

Exchanges. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the Participant may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the Participant’s Account for shares and fractional shares of one or more other Funds. The Participant shall give such directions by written, telephonic or other form of notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the first and second paragraphs of Section 3 of this Article VIII.

5.

Transaction pricing. Any purchase or redemption of shares of a Fund for or from the Participant’s Account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the Participant’s investment directions to the transfer agent for the Fund(s). Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Custodial Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

Any purchase, exchange, transfer or redemption of shares of a Fund for or from the Participant’s Account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

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6.

Recordkeeping. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the Participant’s Custodial Account. Any Account maintained in connection herewith shall be in the name of the Custodian for the benefit of the Participant. All assets of the Custodial Account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the Custodial Account.

The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the Custodial Account. In the discretion of the Custodian, records maintained by the Service Company with respect to the Account hereunder will be deemed to satisfy the Custodian’s recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian’s recordkeeping responsibilities.

7.

Allocation of Responsibility. Neither the Custodian nor any other party providing services to the Custodial Account will have any responsibility for rendering advice with respect to the investment and reinvestment of Participant’s Custodial Account, nor shall such parties be liable for any loss or diminution in value which results from Participant’s exercise of investment control over his Custodial Account. Participant shall have and exercise exclusive responsibility for and control over the investment of the assets of his Custodial Account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the Custodial Account.

8.

Appointment of Investment Advisor. The Participant may in writing appoint an investment advisor with respect to the Custodial Account on a form acceptable to the Custodian and the Service Company. The investment advisor’s appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor’s appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the Participant.

The Participant’s appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor’s fees to the investment advisor from the Custodial Account hereunder without additional authorization by the Participant or the Custodian.

9.	Distributions.

(a)

Distribution of the assets of the Custodial Account shall be made at such time and in such form as Participant (or the Beneficiary if Participant is deceased) shall elect by written order to the Custodian. It is the responsibility of the Participant (or the Beneficiary) by appropriate distribution instructions to the Custodian to ensure that any applicable distribution requirements of Code Section 401(a) (9) and Article IV above are met. If the Participant (or Beneficiary) does not direct the Custodian to make distributions from the Custodial Account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Participant (or Beneficiary) is meeting any applicable minimum distribution requirements from another individual retirement arrangement maintained by the Participant (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. Participant acknowledges that any distribution of a taxable amount from the Custodial Account (except for distribution on account of Participant’s disability or death, return of an “excess contribution” referred to in Code Section 4973, or a “rollover” from this Custodial Account) made earlier than age 59 1⁄2 may subject Participant to an “additional tax on early distributions” under Code Section 72(t) unless an exception to such additional tax is applicable. For that purpose, Participant will be considered disabled if Participant can prove, as provided in Code Section 72(m)(7),

(b)

Taxability of distributions. The Participant acknowledges (i) that any withdrawal from the Custodial Account will be reported by the Custodian in accordance with applicable IRS requirements (currently, on Form 1099-R), (ii) that the information reported by the Custodian will be based on the amounts in the Custodial Account and will not reflect any other individual retirement accounts the Participant may own and that, consequently, the tax treatment of the withdrawal may be different than if the Participant had no other individual retirement accounts, and (iii) that, accordingly, it is the responsibility of

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the Participant to maintain appropriate records so that the Participant (or other person ordering the distribution) can correctly compute all taxes due. Neither the Custodian nor any other party providing services to the Custodial Account assumes any responsibility for the tax treatment of any distribution from the Custodial Account; such responsibility rests solely with the person ordering the distribution.

10.

Distribution instructions. The Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order of Participant (or Beneficiary if Participant is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution from or honoring any assignment of the Custodial Account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees, releases, indemnification agreements and other documents (including proof of any legal representative’s authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with any order or instruction which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the Account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian’s records, and such distribution shall to the extent thereof completely discharge the Custodian’s liability for such payment.

11.	Designated Beneficiary.

(a)

The term “Beneficiary” means the person or persons designated as such by the “designating person” (as defined below) on a form acceptable to the Custodian for use in connection with the Custodial Account, signed by the designating person, and filed with the Custodian. If, in the opinion of the Custodian or Service Company, any designation of Beneficiary is unclear or incomplete, in addition to any documents or assurances the Custodian may request under Section 10, the Custodian or Service Company shall be entitled to request and receive such clarification or additional instructions as the Custodian or Service Company in its discretion deems necessary to determine the correct Beneficiary(ies) following the Participant’s death.

The form designating the Beneficiary(ies) may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries.

However, if the designation does not effectively

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dispose of the entire Custodial Account as of the time distribution is to commence, the term “Beneficiary” shall then mean the designating person’s estate with respect to the assets of the Custodial Account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a reputable delivery service) during the designating person’s lifetime, shall be controlling and, whether or not fully dispositive of the Custodial Account, thereupon shall revoke all such forms previously filed by that person. The term “designating person” means Participant during his/her lifetime; only after Participant’s death, it also means Participant’s spouse if the spouse is a Beneficiary and the spouse elects to transfer assets from the Custodial Account to the spouse’s own Custodial Account in accordance with applicable provisions of Code. (Note: Married Participants who reside in a community property or marital property state may need to obtain spousal consent if they have not designated their spouse as the primary Beneficiary for at least half of their Account. Consult a lawyer or other tax professional for additional information and advice.)

(b)

Rights of Inheriting Beneficiary. Notwithstanding any provision in this Agreement to the contrary, when and after distributions from the Custodial Account to Participant’s Beneficiary commence, all rights and obligations assigned to Participant hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of Participant.

(c)

Election by Spouse. Notwithstanding Section 3 of Article IV of Part Two above, if the Participant’s spouse is the sole Beneficiary on the Participant’s date of death, the spouse will not be treated as the Participant if the spouse elects not to be so treated. In such event, the Custodial Account will be distributed in accordance with the other provisions of such Article IV.

(d)

Election by Successor Beneficiary/Separate Beneficiaries. In addition to the rights otherwise conferred upon Beneficiaries under this Agreement, all individual Beneficiaries may designate Successor Beneficiaries of their inherited Custodial Account. Any Successor Beneficiary designation by the Beneficiary must be made in accordance with the provisions of this Section 8.11. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Custodial Account and has Successor

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Beneficiaries, the Successor Beneficiaries will succeed to the rights of the Beneficiary. If a Beneficiary dies after the Participant but before receipt of the entire interest in the Account and no Successor Beneficiary designation is in effect at the time of the Beneficiary’s death, the Beneficiary will be the Beneficiary’s estate. Upon instruction to the Custodian, each separate Beneficiary may receive his, her, or its interest as a separate account within the meaning of Treasury Regulation Section 1.401(a)(9)-8, Q&A-3, to the extent permissible by law. The trustee of a trust Beneficiary will exercise the rights of the trust Beneficiary,

(e)

Despite any contrary provision of this Agreement, the Custodian may disregard the express terms of a Beneficiary designation under Section 11(a) and pay over the balance of the deceased Participant’s interest in his or her Custodial Account to a different person, trust, estate or other beneficiary, where the Custodian determines, in the reasonable and good faith exercise of its discretion,, that an applicable law (including state laws and regulations), court decree or other ruling governing the disposition or appointment of property incident to a divorce or other circumstance affecting inheritance rights and if the Custodian has knowledge of facts that may invalidate the designation of such Beneficiary.

12.	Tax reporting responsibilities.

(a)

The Participant agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) of the Code and the regulations thereunder or otherwise.

(b)

The Custodian or the Service Company will submit reports to the Internal Revenue Service and the Participant at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

(c)

The Participant, Custodian and Service Company shall furnish to each other such information relevant to the Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the Custodial Account.

(d)	The Participant shall file any reports to the Internal Revenue Service which are required of him or her by law, and neither the Custodian nor Service Company shall have any duty to advise Participant concerning or monitor Participant’s compliance with such requirement.

13.	Amendments.

(a)

Participant retains the right to amend this Custodial Account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this Custodial Account document as so amended, it may resign in accordance with Section 17 below.

(b)

Participant delegates to the Custodian the Participant’s right so to amend, provided (i) the Custodian does not change the investments available under this Custodial Agreement and (ii) the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this Custodial Account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to Participant, and Participant shall be deemed to have consented thereto unless, within 30 days after such communication to Participant is mailed, Participant either (i) gives Custodian a written order for a complete distribution or transfer of the Custodial Account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

Pending the adoption of any amendment necessary or desirable to conform this Custodial Account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder (including any amendment to Form 5305-SA), the Custodian and the Service Company may operate the Participant’s Custodial Account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the Account, and the Custodian and/or Service Company will have no liability for so doing.

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(c)	Notwithstanding the provisions of subsections (a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

(d)

This Section 13 shall not be construed to restrict the Custodian’s right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

14.	Terminations

(a)

Custodian shall terminate the Custodial Account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Participant or Sponsor (or the case may be) has not appointed a successor which has accepted such appointment. Termination of the Custodial Account shall be effected by distributing all assets thereof in a single payment in cash or in kind to Participant, subject to Custodian’s right to reserve funds as provided in Section 17.

(b)

Upon termination of the Custodial Account, this Custodial Account document shall have no further force and effect (except for Section 15(f) and Section 17(b) and (c) hereof which shall survive the termination of the Custodial Account and this document), and Custodian shall be relieved from all further liability hereunder or with respect to the Custodial Account and all assets thereof so distributed.

15.	Responsibilities of Custodian and service providers

(a)

In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the Custodial Account for expenses attendant to those functions.

(b)

The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from Participant and for dealing with or forwarding the same to the transfer agent for the Fund(s).

(c)

The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the Custodial Account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or tax treatment of any contribution to the Custodial Account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts), tax treatment or propriety of any distribution hereunder, which matters are the responsibility of Participant and Participant’s Beneficiary.

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(d)

Not later than 60 days after the close of each calendar year (or after the Custodian’s resignation or removal), or such shorter time as may be required under applicable regulations or rulings, the Custodian and Service Company shall each file with Participant a written report or reports reflecting the transactions effected by it during such period and the assets of the Custodial Account at its close. Upon the expiration of 60 days after such a report is sent to Participant (or Beneficiary), the Custodian and Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Participant shall have filed written objections with the Custodian or Service Company within such 60 day period.

(e)

The Service Company shall deliver, or cause to be delivered, to Participant all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the Custodial Account. The Custodian shall vote any shares held in the Account in accordance with the timely written instructions of the Depositor if received. If no timely written voting instructions are received from the Depositor, the Depositor agrees that the Custodian may vote such unvoted shares as instructed by the Sponsor, which may include voting in the same proportion of shares of the Fund for which written voting instructions were timely received by the Fund (or its agent) from the Fund’s other shareholders or in accordance with the recommendations of the Fund’s board of directors in the relevant proxy soliciting materials. In the latter case, the Custodian shall have no responsibility to separately review or evaluate the Fund’s board of directors’ voting recommendations nor have any liability for following the Depositor’s instruction to follow the Fund’s board of directors’ recommendation.

(f)

Participant shall always fully indemnify Service Company, Distributor, the Fund(s) and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it

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contemplates, except that which arises directly out of the Service Company’s, Distributor’s or Custodian’s bad faith, gross negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with Section 10 or (iii) actions taken or omitted in good faith by such parties. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and Participant, and unless fully indemnified for so doing to that party’s satisfaction.

(g)

The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

(h)

Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from Participant or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the Custodial Account and will incur no liability or responsibility for so doing.

16.	Fees and Expenses.

(a)

The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Disclosure Statement furnished to the Participant. The Custodian may substitute a different fee schedule at any time upon 30 days’ written notice to Participant. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by Participant.

(b)

Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Custodial Account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the Custodial Account) shall be charged to the Custodial Account. If the Custodian is required to pay any such amount, the Participant (or Beneficiary) shall promptly upon notice thereof reimburse the Custodian.

(c)

All such fees and taxes and other administrative expenses charged to the Custodial Account shall be collected either from the amount of any contribution or distribution to or from the Account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the Custodial Account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Participant for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

17.	Resignation or Replacement of Custodian.

(a)

Upon 30 days’ prior written notice to the Custodian, Participant or Sponsor, as the case may be, may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor’s written acceptance. The Custodian also may at any time resign upon 30 days’ prior written notice to Sponsor, whereupon the Sponsor (or Service Company) shall notify the Participant (or Beneficiary) and shall appoint a successor to the Custodian. In connection with its resignation hereunder, the Custodian may, but is not required to, designate a successor custodian by written notice to the Sponsor or Participant (or Beneficiary), and the Sponsor or Participant (or Beneficiary) will be deemed to have consented to such successor unless the Sponsor or Participant (or Beneficiary) designates a different successor custodian and provides written notice thereof together with such a different successor’s written acceptance by such date as the Custodian specifies in its original notice to the Sponsor or Participant (or Beneficiary) (provided that the Sponsor or Participant (or Beneficiary) will have a minimum of 30 days to designate a different successor).

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(b)

The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a) (2). Upon receipt by Custodian of written acceptance by its successor of such successor’s appointment, Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian’s consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

(c)	No custodian shall not be liable for the acts or omissions of its predecessor or its successor.

18.

Delivery of notices. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective when sent by first-class mail to such person at that person’s last address on the Custodian’s records.

19.

Exclusive benefit. Participant or Participant’s Beneficiary shall not have the right or power to anticipate any part of the Custodial Account or to sell, assign, transfer, pledge or hypothecate any part thereof. The Custodial Account shall not be liable for the debts of Participant or Participant’s Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof, except to the extent required by law. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of the Participant or his/her Beneficiary, except to the extent required by law.

21.

Applicable law/Interpretation. When accepted by the Custodian, this agreement is accepted in and shall be construed and administered in accordance with the laws of the state where the principal offices of the Custodian are located. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such state.

This Agreement is intended to qualify under Code Section 408(a) as an individual retirement Custodial Account and to meet the applicable requirements of Code Section 408(p), and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

However, Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Participant is referred to Participant’s attorney for any such assurances.

21.

Professional advice. Participant should seek advice from Participant’s attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributions to the Custodial Account, and ordering Custodian to make distributions from the Account. Participant acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

22.

Conformity to IRS Requirements. This Agreement and the Adoption Agreement signed by the Participant (as either may be amended) are the documents governing the Participant’s Custodial Account. Articles I through VII of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-SA. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-SA, the Custodian will amend this Agreement correspondingly, and the Participant specifically consents to such amendment in accordance with Section 13(b) hereof.

23.	Participant-directed transfers.

(a)

At the direction of the Participant, the Custodian will transfer contributions to the Participant’s Custodial Account to another individual retirement account designated by the Participant, the Custodian or trustee of which agrees to accept such transfer, or to an individual retirement annuity contract, the issuer of which agrees to accept such transfer. If such transfer is made within two years after the date of the first contribution by the employer to the Participant’s SIMPLE IRA Account under the employer’s SIMPLE IRA plan, the Custodian will have the right to a representation from the successor custodian or trustee that the successor IRA is a SIMPLE IRA if required under applicable law.

If the Participant’s SIMPLE IRA Account operates under an employer SIMPLE IRA plan that uses the “designated financial institution” rules of Code Section 408(p), the rules in this paragraph will apply. Any transfer instructions by the Participant must be filed with and received by the Custodian during the following 60-day period. For contributions for the calendar year in which the

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employer first establishes its SIMPLE IRA plan, the 60-day period designated by the employer during which eligible employees (including the Participant) may make salary reduction elections with respect to such calendar year; for contributions for subsequent calendar years, the period November 2 through December 31 of the preceding year.

Such instructions may be limited to contributions to the Participant’s SIMPLE IRA Account of the calendar year, or may be effective with respect to all future contributions to the Participant’s SIMPLE IRA Account until revoked. Contributions to the electing Participant’s SIMPLE IRA Account will be transferred to the other IRA specified by the Participant with reasonable frequency (but not less frequently than monthly). Pending transfer to the other IRA, contributions will be held in the investment fund specified in the Adoption Agreement for the Participant’s SIMPLE IRA Account. Any such transfer will be made without cost of penalty to the Participant imposed by the Custodian (other than any annual maintenance fee charged to all SIMPLE IRA accounts maintained by the Custodian, and any other fee or costs specifically allowed under regulations or rulings of the Internal Revenue Service.)

Transfers from the Participant’s SIMPLE IRA Account that are not described in the preceding paragraphs (including situations where the Participant’s SIMPLE IRA operates under an employer SIMPLE IRA plan that does not use the “designated financial institution” rules) will be made to a successor individual retirement account or annuity designated by the Participant in a written transfer of IRA assets form or other acceptable written instructions to the Custodian. Any such other transfer will be subject to normal Custodian fees (including any transfer or account termination fee) and to normal redemption charges or other fees or charges imposed by a Fund as described in its then effective prospectus.

The Custodian, the Service Company, the Distributor and the Fund(s) will have no responsibility for compliance with the requirements of Code Section 408(p) and any other applicable requirements (including whether such transferee individual retirement account or annuity meets the requirements to be a SIMPLE IRA, whether the transferee financial institution properly carries out the Participant’s investment directions, or whether the employer’s SIMPLE IRA plan meets the requirements of Code Section 408(p) (or other applicable requirements) in connection with such transfer, or for determining whether

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such requirements have been satisfied, or for any penalty taxes that may be payable in connection therewith, which matters shall be the sole responsibility of the Participant.

24.

Definition of written notice. If any provision of any document governing the Custodial Account provides for notice, instructions or other communications from one party to another in writing, to the extent provided for in the procedures of the Custodian Service Company or another party, any such notice, instructions or other communications may be given by telephonic, computer, other electronic or other means, and a requirement for written notice will be deemed satisfied.

25.

Custodial Acceptance. If all required forms and information are properly submitted, UMB Bank, N.A.. will accept appointment as Custodian of the Participant’s Account. However, this Agreement (and the Adoption Agreement) is not binding upon the Custodian until the Participant has received a statement confirming the initial transaction for the Account. Receipt by the Participant of a confirmation of the purchase of the Fund shares indicated in the Participant’s Adoption Agreement will serve as notification of UMB Bank, n.a.’s acceptance of appointment as Custodian of the Participant’s Account.

26.

Minor Participant. If the Participant is a minor under the laws of his or her state of residence, then a parent or guardian shall exercise all powers and duties of the Participant, as indicated herein, and shall sign the Adoption Agreement on behalf of the minor. The Custodian’s acceptance of the Account on behalf of any Participant who is a minor is expressly conditioned upon the agreement of the parent or guardian to accept the responsibility to exercise all such powers and duties, and all parties hereto so acknowledge. Upon attainment of the age of majority under the laws of the Participant’s state of residence at such time, the Participant may advise the Custodian in writing (accompanied by such documentation as the Custodian may require) that he or she is assuming sole responsibility to exercise all rights, powers, obligations, responsibilities, authorities or requirements associated with the Account. Upon such notice to the Custodian, the Participant shall have and shall be responsible for all of the foregoing, the Custodian will deal solely with the Participant as the person controlling the administration of the Account, and the Participant’s parent or guardian thereafter shall not have or exercise any of the foregoing. (Absent such written notice from the Participant, Custodian shall be under

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no obligation to acknowledge the Participant’s right to exercise such powers and authority and may continue to rely on the parent or guardian to exercise such powers and authority until notified to the contrary by the Participant.)

27.

Participant’s Responsibilities. Participant acknowledges that it is his/her sole responsibility to report all contributions to or withdrawals from the Custodial Account correctly on his or her tax returns, and to keep necessary records of all the Participant IRAs (including any that may be held by another custodian or trustee) for tax purposes. All forms must be acceptable to the Custodian and dated and signed by the Participant.

28.

This Agreement is intended to establish a valid SIMPLE individual retirement Account operating in conjunction with a SIMPLE IRA plan operated by the Participant’s employer, and to meet all applicable requirements of Code Section 408(p) (and other applicable legal requirements for SIMPLE IRAs).

This Agreement will be interpreted and the Custodial Account hereunder administered in a manner that carries out such intent. In addition, if future regulations or rulings provide guidance concerning the requirements for a valid SIMPLE IRA, this Agreement will be interpreted and the Custodial Account hereunder will be administered in a manner that complies with such regulations or rulings pending the adoption of any required amendment to this Agreement.

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-SA is a model custodial account agreement that meets the requirements of sections 408(a) and 408(p). However, only Articles I through VII have been reviewed by the IRS. A SIMPLE individual retirement account (SIMPLE IRA) is established after the form is fully executed by both the individual (participant) and the custodian. This account must be created in the United States for the exclusive benefit of the participant and his or her beneficiaries.

Do not file Form 5305-SA with the IRS. Instead, keep it with your records.

For more information on SIMPLE IRAs, including the required disclosures the custodian must give the participant, see Pub. 590-A, Contributions to Individual Retirement Arrangements (IRAs); Pub. 590-B, Distributions from Traditional Individual Retirement Arrangements (IRAs); and Pub. 560, Retirement Plans for Small Business (SEP, SIMPLE, and Qualified Plans).

Transfer Simple Ira

This SIMPLE IRA is a “transfer SIMPLE IRA” if it is not the original recipient of contributions under any SIMPLE IRA plan. The summary description requirements of section 408(l)(2) do not apply to transfer SIMPLE IRAs.

Specific Instructions

Article IV – Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the participant reaches age 70 1⁄2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII – Article VIII and any that follow it may incorporate additional provisions that are agreed to by the participant and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian’s fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the participant, etc. Attach additional pages if necessary.

Disclosure Statement

Right to Revoke Your SIMPLE IRA

You have the right to revoke your SIMPLE IRA within seven (7) days of the receipt of the disclosure statement. If revoked, you are entitled to a full return of the contribution you made to your SIMPLE IRA. The amount returned to you would not include an adjustment for such items as sales commissions, administrative expenses, or fluctuation in market value. You may make this revocation only by mailing or delivering a written notice to the custodian at the address listed on the application.

If you send your notice by first class mail, your revocation will be deemed mailed as of the postmark date.

If you have any questions about the procedure for revoking your SIMPLE IRA, please call the custodian at the telephone number listed on the application.

Requirements of A SIMPLE IRA

A.	Cash Contributions – Your contribution must be in cash, unless it is a rollover contribution.

B.

Maximum Contribution – The only contributions that may be made to your SIMPLE IRA are employee elective deferrals under a qualified salary reduction agreement, employer contributions, and other contributions allowed by the Code or related regulations, that are made under a SIMPLE IRA plan maintained by your employer. Employee elective deferrals may not exceed the lesser of 100 percent of your compensation for the calendar year or $15,500 for 2023, with possible cost-of-living adjustments each year thereafter. Your employer may make

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additional contributions to your SIMPLE IRA within the limits prescribed in Internal Revenue Code Section (IRC Sec.) 408(p). Your employer is required to provide you with information that describes the terms of its SIMPLE IRA plan.

Beginning in 2024, if you are employed by an employer with no more than 25 employees who received at least $5,000 in compensation the preceding year, your annual deferral and catch-up contribution limit is 110% of the contribution limit that would otherwise apply in 2024.

Beginning in 2024, employers with 26 to 100 employees who received at least $5,000 in compensation the preceding year may also elect to apply the increased deferral and catch-up contribution limits. Contact your employer to determine if the increased contribution limit applies to you.

C.

Catch-Up Contributions – If you are age 50 or older by the close of the taxable year, you may make an additional contribution to your SIMPLE IRA. The maximum additional contribution is $3,500 for 2023, with possible cost-of-living adjustments each year thereafter.

D.	Nonforfeitability – Your interest in your SIMPLE IRA is nonforfeitable.

E.	Eligible Custodians – The custodian of your SIMPLE IRA must be a bank, savings and loan association, credit union, or a person or entity approved by the Secretary of the Treasury.

F.	Commingling Assets – The assets of your SIMPLE IRA cannot be commingled with other property except in a common trust fund or common investment fund.

G.	Life Insurance – No portion of your SIMPLE IRA may be invested in life insurance contracts.

H.

Collectibles – You may not invest the assets of your SIMPLE IRA in collectibles (within the meaning of IRC Sec. 408(m)). A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Internal Revenue Service (IRS). However, specially minted United States gold and silver coins, and certain state-issued coins are permissible investments. Platinum coins and certain gold, silver, platinum or palladium bullion (as described in IRC Sec. 408(m)(3)) also are permitted as SIMPLE IRA investments.

I.

Required Minimum Distributions – You are required to take minimum distributions from your SIMPLE IRA at certain times in accordance with Treasury Regulation 1.408-8. Below is a summary of the SIMPLE IRA distribution rules.

1.

RMDs for 2023 and beyond – Beginning in 2023, if you were born in 1951 or later, you are required to take a minimum distribution from your SIMPLE IRA for the year in which you reach age 73 and for each year after. You must take your first distribution by your required beginning date, which is April 1, of the year following the year you attain age 73. The minimum distribution for any taxable year is equal to the amount obtained by dividing the account balance at the end of the prior year by the applicable divisor.

2.

RMDs prior to 2023 – If you were born before July 1, 1949, you were required to take your first RMD from your SIMPLE IRA for the year in which you attained age 70 1⁄2 and for each year thereafter. If you were born on or after July 1, 1949, but before January 1, 1951, you were required to take your first RMD from your SIMPLE IRA for the year in which you attained age 72and for each year thereafter.

3.

The applicable divisor generally is determined using the Uniform Lifetime Table provided by the IRS. If your spouse is your sole designated beneficiary for the entire calendar year, and is more than 10 years younger than you, the required minimum distribution is determined each year using the actual joint life expectancy of you and your spouse obtained from the Joint Life Expectancy Table provided by the IRS, rather than the life expectancy divisor from the Uniform Lifetime Table.

We reserve the right to do any one of the following by your required beginning date.

(a)	Make no distribution until you give us a proper withdrawal request

(b)	Distribute your entire SIMPLE IRA to you in a single sum payment

(c)	Determine your required minimum distribution each year based on your life expectancy calculated using the Uniform Lifetime Table, and pay those distributions to you until you direct otherwise

If you fail to remove an RMD, an excess accumulation penalty tax of 25 percent is imposed on the amount of the RMD that should have been taken but was not. If the failure to take an RMD is corrected in a timely manner, the penalty tax is further reduced to 10 percent. You must file IRS Form 5329 along with your income tax return to report and remit any additional taxes to the IRS.

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The correction window for the reduced penalty begins on the date the penalty tax is imposed and ends (1) the date a notice of deficiency regarding the tax is mailed, (2) the date the tax is assessed, or (3) the last day of the second taxable year beginning after the year in which the tax is imposed, whichever is earlier.

J.

Beneficiary Distributions – Upon your death, your beneficiaries are required to take distributions according to IRC Sec. 401(a)(9) and Treasury Regulation 1.408-8. These requirements are described below.

1.

Death of SIMPLE IRA Owner Before January 1, 2020 – Your designated beneficiary is determined based on the beneficiaries designated as of the date of your death, who remain your beneficiaries as of September 30 of the year following the year of your death.

If you die on or after your required beginning date, distributions must be made to your beneficiaries over the longer of the single life expectancy of your designated beneficiaries, or your remaining life expectancy. If a beneficiary other than a person or qualified trust as defined in the Treasury Regulations is named, you will be treated as having no designated beneficiary of your SIMPLE IRA for purposes of determining the distribution period. If there is no designated beneficiary of your SIMPLE IRA, distributions will commence using your single life expectancy, reduced by one in each subsequent year.

If you die before your required beginning date, the entire amount remaining in your account will, at the election of your designated beneficiaries, either

(a)	be distributed by December 31 of the year containing the fifth anniversary of your death, or

(b)	be distributed over the remaining life expectancy of your designated beneficiaries.

If your spouse is your sole designated beneficiary, he or she must elect either option (a) or (b) by the earlier of December 31 of the year containing the fifth anniversary of your death, or December 31 of the year life expectancy payments would be required to begin. Your designated beneficiaries, other than a spouse who is the sole designated beneficiary, must elect either option (a) or (b) by December 31 of the year following the year of your death. If no election is made, distribution will be calculated in accordance with option (b). In the case of distributions under option (b), distributions must commence by December 31 of the year following the year of your death. Generally, if your spouse is the designated beneficiary, distributions need not commence until December 31 of the year you would have attained age RMD age (as described in the Required Minimum Distributions section above), if later. If a beneficiary other than a person or qualified trust as defined in the Treasury Regulations is named, you will be treated as having no designated beneficiary of your SIMPLE IRA for purposes of determining the distribution period. If there is no designated beneficiary of your SIMPLE IRA, the entire SIMPLE IRA must be distributed by December 31 of the year containing the fifth anniversary of your death.

2.

Death of SIMPLE IRA Owner On or After January 1, 2020 – The entire amount remaining in your account will generally be distributed by December 31 of the year containing the tenth anniversary of your death unless you have an eligible designated beneficiary or you have no designated beneficiary for purposes of determining a distribution period. This requirement applies to beneficiaries regardless of whether you die before, on, or after your required beginning date.

If your beneficiary is an eligible designated beneficiary, the entire amount remaining in your account may be distributed (in accordance with the Treasury Regulations) over the remaining life expectancy of your eligible designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary).

An eligible designated beneficiary is any designated beneficiary who is

•	your surviving spouse,

•	your child who has not reached the age of majority,

•	disabled (A physician must determine that your impairment can be expected to result in death or to be of long, continued, and indefinite duration.),

•	an individual who is not more than 10 years younger than you, or

•	chronically ill (A chronically ill individual is someone who (1) is unable to perform (without substantial assistance from another individual) at least two activities of daily living for an indefinite period due to a loss of functional capacity, (2) has a level of disability similar to the level of disability described above requiring assistance with daily living based on loss of functional capacity, or (3) requires substantial supervision to protect the individual from threats to health and safety due to severe cognitive impairment.)

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Note that certain trust beneficiaries (e.g., certain trusts for disabled and chronically ill individuals) may take distribution of the entire amount remaining in your account over the remaining life expectancy of the trust beneficiary.

Generally, life expectancy distributions to an eligible designated beneficiary must commence by December 31 of the year following the year of your death. However, if your spouse is the eligible designated beneficiary, distributions need not commence until December 31 of the year you would have attained RMD age (as described in the Required Minimum Distributions section above), if later. If your eligible designated beneficiary is your minor child, life expectancy payments must begin by December 31 of the year following the year of your death and continue until the child reaches the age of majority. Once the age of majority is reached, the beneficiary will have 10 years to deplete the account.

If a beneficiary other than a person (e.g., your estate, a charity, or a certain type of trust) is named, you will be treated as having no designated beneficiary of your SIMPLE IRA for purposes of determining the distribution period. If you die before your required beginning date and there is no designated beneficiary of your SIMPLE IRA, the entire SIMPLE IRA must be distributed by December 31 of the year containing the fifth anniversary of your death. If you die on or after your required beginning date and there is no designated beneficiary of your SIMPLE IRA, distributions will commence using your single life expectancy, reduced by one in each subsequent year.

A spouse beneficiary will have all rights as granted under the Code or applicable Treasury Regulations to treat your SIMPLE IRA as his or her own.

If we so choose, for any reason (e.g., due to limitations of our charter or bylaws), we may require that a beneficiary of a deceased SIMPLE IRA owner take total distribution of all SIMPLE IRA assets by December 31 of the year following the year of death.

If your beneficiary fails to remove an RMD after your death, an excess accumulation penalty tax of 25 percent is imposed on the amount of the RMD that should have been taken but was not. If the failure to take an RMD is corrected in a timely manner, the penalty tax is further reduced to 10 percent. Your beneficiary must file IRS Form 5329 along with his or her income tax return to report and remit any additional taxes to the IRS.

The correction window for the reduced penalty begins on the date the penalty tax is imposed and ends (1) the date a notice of deficiency regarding the tax is mailed, (2) the date the tax is assessed, or (3) the last day of the second taxable year beginning after the year in which the tax is imposed, whichever is earlier.

K.

Qualifying Longevity Annuity Contracts and RMDs – A qualifying longevity annuity contract (QLAC) is a deferred annuity contract that, among other requirements, must guarantee lifetime income starting no later than age 85.

When calculating your RMD, you may reduce the prior year end account value by the value of QLACs that your SIMPLE IRA holds as investments.

For more information on QLACs, you may wish to refer to the IRS website at www.irs.gov.

L.

Waiver of 2020 RMD – RMDs and life expectancy payments for beneficiaries were waived for calendar year 2020 If the five-year rule applies to a SIMPLE IRA with respect to any decedent, the five-year period is determined without regard to calendar year 2020 because of this waiver. For example, if a SIMPLE IRA owner died in 2019, the beneficiary’s five-year period ends in 2025 instead of 2024.

M.	FEES AND EXPENSES

Custodian’s fees

The following is a list of the fees charged by the custodian for maintaining a SIMPLE IRA Plan.

Annual Maintenance Fee per IRA plan	$20.00
Termination, Rollover, or Transfer of Account to Successor Custodian	$20.00
Bounced Check Fee	$15.00

General fee policies -

The annual maintenance fee is subject to waiver if you have $25,000 or more of assets in the retirement plans.

The termination fee will not be charged if you transfer the contributions to your SIMPLE IRA, if made to the custodian as “designated financial institution” of your employer’s SIMPLE IRA plan, to another SIMPLE IRA with a different custodian or trustee in accordance with the IRS rules for SIMPLE IRA arrangements unless IRS rules specifically allow charging this fee. (See below for more information.) However, the annual maintenance fee will be charged. Fees may be paid by you directly or the custodian may deduct them from your IRA.

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Fees may be changed upon 30 days written notice to you.

The full annual maintenance fee will be charged for any calendar year during which you have an IRA with us. This fee is not prorated for periods of less than one full year.

Termination fees are charged when your account is closed and the funds are distributed to you or your beneficiary. Termination fees will also be charged when your account is closed and the funds are transferred to a successor custodian or trustee (to the extent permitted under IRS rules for SIMPLE IRA arrangements).

The custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other charges

There may be sales or other charges associated with the purchase or redemption of shares of a fund in which your IRA is invested. Be sure to read carefully the current prospectus of any fund you are considering as an investment for your IRA for a description of applicable charges.

N.	Investments

How are contributions to my SIMPLE IRA invested?

You control the investment and reinvestment of contributions to this SIMPLE IRA. Investments must be in one or more of the fund(s) available from time to time as listed in the Adoption Agreement for your SIMPLE IRA or in an investment selection form included with your SIMPLE IRA Adoption Agreement. You direct the investment of your SIMPLE IRA by giving your investment instructions to the distributor or service company for the fund(s). Since you control the investment of your SIMPLE IRA, you are responsible for any losses; neither the custodian, the distributor nor the service company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your SIMPLE IRA will generally be effected at the applicable public offering price or net asset value for shares of the fund(s) involved next established after the distributor or the service company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any fund you are considering as an investment for your SIMPLE IRA. The prospectus will contain information about the fund’s investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your SIMPLE IRA and because mutual fund shares fluctuate in value, the growth in value of your SIMPLE IRA cannot be guaranteed or projected.

Are there any restrictions on the use of my SIMPLE IRA assets?

The tax-exempt status of your SIMPLE IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your SIMPLE IRA will be includible in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your SIMPLE IRA may also be subject to a penalty tax as a premature withdrawal if you have not yet reached the age of 59 1⁄2. There may also be prohibited transaction penalty taxes.

O.	Tax Matters

What IRA reports does the custodian issue?

The custodian will report all withdrawals to the IRS and the recipient using Form 1099-R. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal.

The custodian will report to the IRS the year-end value of your account and the amount of any contributions made or other transactions during a calendar year.

What tax information must I report to the IRS?

You must file Form 5329 with the IRS for each taxable year for which you take a premature withdrawal, or you withdraw less than the required minimum amount from your SIMPLE IRA. If your beneficiary fails to make required minimum withdrawals from your SIMPLE IRA after your death, your beneficiary may be subject to an excise tax and be required to file Form 5329.

P.	Account Termination

You may terminate your SIMPLE IRA at any time after its establishment by sending a completed withdrawal form, or a transfer authorization form, to:

Columbia Management Investments Services Corp.

P.O. Box 219104

Kansas City, MO 64121-9104

Your SIMPLE IRA with UMB Bank, n.a. will terminate upon the first to occur of the following:

•	The date your properly executed withdrawal form (as described above) withdrawing your total SIMPLE IRA balance is received in good order and accepted by the custodian or, if later, the termination date specified in the withdrawal form.

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•	The date the SIMPLE IRA ceases to qualify under the tax code. This will be deemed a termination.

•	The transfer of the SIMPLE IRA to another custodian/trustee.

Any outstanding fees must be received prior to such a termination of your account.

The amount you receive from your SIMPLE IRA will be treated as a withdrawal, and thus the rules relating to SIMPLE IRA withdrawals will apply. For example, if the SIMPLE IRA is terminated before you reach age 59 1/2, the early withdrawal penalty may apply on the amount you receive.

Additional Information

For additional information you may write to the following address or call the following telephone number.

Columbia Management Investments Services Corp.

P.O. Box 219104

Kansas City, MO 64121-9104 800.345.6611

Income Tax Consequences of Establishing A SIMPLE Ira

A.

Deductibility for SIMPLE IRA Contributions – You may not take a deduction for the amounts contributed to your SIMPLE IRA as either employee elective deferrals or employer contributions. However, employee elective deferrals to a SIMPLE IRA will reduce your taxable income. Further, employer SIMPLE IRA contributions, including earnings, will not be taxable to you until you take a distribution from your SIMPLE IRA.

Participation in your employer’s SIMPLE IRA plan renders you an active participant for purposes of determining whether or not you can deduct contributions to a Traditional IRA.

B.

Contribution Deadline – SIMPLE IRA deferral contributions must be deposited into the SIMPLE IRA as soon as administratively possible, but in no event later than 30 days following the month in which you would have otherwise received the money. Employer matching or nonelective contributions must be deposited no later than the due date for filing the employer’s tax return, including extensions.

C.

Tax Credit for Contributions – You may be eligible to receive a tax credit for your SIMPLE IRA deferrals. This credit may not exceed $1,000 in a given year. You may be eligible for this tax credit if you are

•	age 18 or older as of the close of the taxable year,

•	not a dependent of another taxpayer, and

•	not a full-time student.

The credit is based upon your income (see chart below), and will range from 0 to 50 percent of eligible contributions. In order to determine the amount of your contributions, add all of the deferrals made to your SIMPLE IRA and reduce these contributions by any distributions that you may have taken during the testing period. The testing period begins two years prior to the year for which the credit is sought and ends on the tax return due date (including extensions) for the year for which the credit is sought. In order to determine your tax credit, multiply the applicable percentage from the chart below by the amount of your contributions that do not exceed $2,000.

2023 Adjusted Gross Income*					Applicable Percentage
Joint Return Over Not Over		Head of a Household Over Not Over		All Other Cases Over Not Over
	$43,500		$32,625	$21,750	50
$43,500	$47,500	$32,625	$35,625	$21,750 $23,750	20
$47,500	$73,000	$35,625	$54,750	$23,750 $36,500	10
$73,000		$54,750		$36,500	0

*	Adjusted gross income (AGI) includes foreign earned income and income from Guam, America Samoa, North Mariana Islands, and Puerto Rico. AGI limits are subject to cost-of-living adjustments each year.

D.

Tax-Deferred Earnings – The investment earnings of your SIMPLE IRA are not subject to federal income tax until distributions are made (or, in certain instances, when distributions are deemed to be made).

E.

Excess Contributions – If you defer more than the maximum allowable limit for the tax year, you have an excess deferral and must correct it. Excess deferrals, adjusted for earnings, must be distributed from your SIMPLE IRA.

If your employer mistakenly contributes too much to your SIMPLE IRA as an employer contribution, your employer may effect distribution of the employer excess amount, adjusted for earnings through the date of distribution. The amount distributed to the employer is not includible in your gross income.

F.

Income Tax Withholding – Ten percent federal income tax withholding will be applied to a withdrawal from your SIMPLE IRA unless you choose to withhold a different amount or elect no to have withholding apply.

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State Taxes

State tax treatment may vary. Consult your tax advisor or state revenue department if you have a question on state taxes on SIMPLE IRAs.

G.

Early Distribution Penalty Tax – If you receive a SIMPLE IRA distribution before you attain age 59 1⁄2, an additional early distribution penalty tax of 10 percent (25 percent if less than two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer) will apply to the taxable amount of the distribution unless one of the following exceptions apply. 1) Death. After your death, payments made to your beneficiary are not subject to the 10 percent early distribution penalty tax. 2) Disability. If you are disabled at the time of distribution, you are not subject to the additional 10 percent early distribution penalty tax. In order to be disabled, a physician must determine that your impairment can be expected to result in death or to be of long, continued, and indefinite duration. 3) Substantially equal periodic payments. You are not subject to the additional 10 percent early distribution penalty tax if you are taking a series of substantially equal periodic payments (at least annual payments) over your life expectancy or the joint life expectancy of you and your beneficiary. You must continue these payments for the longer of five years or until you reach age 59 1⁄2. 4) Unreimbursed medical expenses. If you take payments to pay for unreimbursed medical expenses that exceed a specified percentage of your adjusted gross income, you will not be subject to the 10 percent early distribution penalty tax. For further detailed information and effective dates you may obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS. The medical expenses may be for you, your spouse, or any dependent listed on your tax return. 5) Health insurance premiums. If you are unemployed and have received unemployment compensation for 12 consecutive weeks under a federal or state program, you may take payments from your SIMPLE IRA to pay for health insurance premiums without incurring the 10 percent early distribution penalty tax. 6) Higher education expenses. Payments taken for certain qualified higher education expenses for you, your spouse, or the children or grandchildren of you or your spouse, will not be subject to the 10 percent early distribution penalty tax. 7) First- time homebuyer. You may take payments from your SIMPLE IRA to use toward qualified acquisition costs of buying or building a principal residence. The amount you may take for this reason may not exceed a lifetime maximum of $10,000. The payment must be used for qualified acquisition costs within

120 days of receiving the distribution. 8) IRS levy. Payments from your SIMPLE IRA made to the U.S. government in response to a federal tax levy are not subject to the 10 percent early distribution penalty tax. 9) Qualified reservist distributions. If you are a qualified reservist member called to active duty for more than 179 days or an indefinite period, the payments you take from your SIMPLE IRA during the active duty period are not subject to the 10 percent early distribution penalty tax. 10) Qualified birth or adoption. Payments from your SIMPLE IRA for the birth of your child or the adoption of an eligible adoptee will not be subject to the 10 percent early distribution penalty tax if the distribution is taken during the one-year period beginning on the date of birth of your child or the date on which your legal adoption of an eligible adoptee is finalized. An eligible adoptee means any individual (other than your spouse’s child) who has not attained age 18 or is physically or mentally incapable of self-support. The aggregate amount you may take for this reason may not exceed $5,000 for each birth or adoption. 11) Terminal Illness. Payments from your simple IRA made because you are terminally ill are not subject to the 10 percent early distribution penalty tax. You are terminally ill if you have been certified by a physician, in accordance with documentation requirements to be established by the IRS, as having an illness or physical condition that can reasonably be expected to result in death in 84 months or less after the date of certification. 12) Qualified Disaster Recovery Distribution. If you are an affected SIMPLE IRA owner in a federally declared disaster area, you may take up to $22,000 per disaster from your IRA without incurring the 10 percent early distribution penalty tax. 13) Domestic Abuse. Beginning in 2024, if you are a victim of domestic abuse you may withdrawal up to $10,000 (subject to possible cost-of-living adjustments each year beginning in 2025) or 50% of your SIMPLE IRA balance, whichever is less, within one year of the abuse without incurring the 10 percent early distribution penalty tax. 14) Emergency Personal Expenses. Beginning in 2024, you may take one withdrawal in a calendar year as an emergency personal expense distribution for the purposes of meeting unforeseeable or immediate financial needs relating to necessary personal or family emergency expenses, without incurring the 10 percent early distribution penalty tax. The amount that may be treated as an emergency personal expense distribution in any calendar year is $1,000 or the total balance in your SIMPLE IRA over $1,000, determined as of the date of each such distribution, whichever is less. No further emergency personal expense distributions are allowed during the immediately following three calendar years unless repayment occurs, or you have made SIMPLE RA contributions after the previous distribution in an amount at least equal to the previous distribution that has not been repaid.

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You must file IRS Form 5329 along with your income tax return to the IRS to report and remit any additional taxes or to claim a penalty tax exception.

H.

Rollovers and Conversions – Your SIMPLE IRA may be rolled over to another SIMPLE IRA, Traditional IRA, or an eligible employer-sponsored retirement plan of yours, may receive rollover contributions, or may be converted to a Roth IRA, provided that all of the applicable rollover and conversion rules are followed. Rollover is a term used to describe a movement of cash or other property to your SIMPLE IRA from another SIMPLE IRA, Traditional IRA, or from your employer’s qualified retirement plan, 403(a) annuity plan, 403(b) tax-sheltered annuity, or 457(b) eligible governmental deferred compensation plan provided a two-year period has been satisfied. The amount rolled over is not subject to taxation or the additional 10 percent early distribution penalty tax. Conversion is a term used to describe the movement of SIMPLE IRA assets to a Roth IRA. A conversion generally is a taxable event. The general rollover and conversion rules are summarized below. These transactions are often complex. If you have any questions regarding a rollover or conversion, please see a competent tax advisor.

1.

SIMPLE IRA-to-SIMPLE IRA Rollovers. Assets distributed from your SIMPLE IRA may be rolled over to a SIMPLE IRA of yours if the requirements of IRC Sec. 408(d)(3) are met. A proper SIMPLE IRA-to-SIMPLE IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. In the case of a distribution for a first-time homebuyer where there was a delay or cancellation of the purchase, the 60-day rollover period may be extended to 120 days.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

2.

Traditional IRA-to-SIMPLE IRA Rollovers. Assets distributed from your Traditional IRA may be rolled over to a SIMPLE IRA if the requirements of IRC Sec. 408(d)(3) are met and two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. A proper Traditional IRA-to-SIMPLE IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received. In the case of a distribution for a first-time homebuyer where there was a delay or cancellation of the purchase, the 60-day rollover period may be extended to 120 days.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

3.

Employer-Sponsored Retirement Plan-to-SIMPLE IRA Rollovers. You may roll over, directly or indirectly, any eligible rollover distribution from an eligible employer-sponsored retirement plan to a SIMPLE IRA provided two years have passed since you first participated in the SIMPLE IRA plan sponsored by your employer. An eligible rollover distribution is defined generally as any distribution from a qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, 457(b) eligible governmental deferred compensation plan, or federal Thrift Savings Plan unless it is a required minimum distribution, hardship distribution, part of a certain series of substantially equal periodic payments, corrective distributions of excess contributions, excess deferrals, excess annual additions and any income allocable to the excess, deemed loan distribution, dividends on employer securities, the cost of life insurance coverage, or a distribution of Roth elective deferrals from a 401(k), 403(b), governmental 457(b), or federal Thrift Savings Plan.

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If you elect to receive your rollover distribution prior to placing it in a SIMPLE IRA, thereby conducting an indirect rollover, your plan administrator generally will be required to withhold 20 percent of your distribution as a payment of income taxes. When completing the rollover, you may make up out of pocket the amount withheld, and roll over the full amount distributed from your employer- sponsored retirement plan. To qualify as a rollover, your eligible rollover distribution generally must be rolled over to your SIMPLE IRA not later than 60 days after you receive the distribution. In the case of a plan loan offset due to plan termination or severance from employment, the deadline for completing the rollover is your tax return due date (including extensions) for the year in which the offset occurs. Alternatively, you may claim the withheld amount as income, and pay the applicable income tax, and if you are under age 59 1⁄2, the 10 percent early distribution penalty tax (unless an exception to the penalty applies).

As an alternative to the indirect rollover, your employer generally must give you the option to directly roll over your employer-sponsored retirement plan balance to a SIMPLE IRA. If you elect the direct rollover option, your eligible rollover distribution will be paid directly to the SIMPLE IRA (or other eligible employer-sponsored retirement plan) that you designate. The 20 percent withholding requirements do not apply to direct rollovers.

4.

SIMPLE IRA-to-Traditional IRA Rollovers. Assets distributed from your SIMPLE IRA may be rolled over to your Traditional IRA without IRS penalty tax, provided two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. As with SIMPLE IRA-to-SIMPLE IRA rollovers, the requirements of IRC Sec. 408(d)(3) must be met. A proper SIMPLE IRA-to-Traditional IRA rollover is completed if all or part of the distribution is rolled over not later than 60 days after the distribution is received.

You are permitted to roll over only one distribution from an IRA (Traditional, Roth, or SIMPLE) in a 12-month period, regardless of the number of IRAs you own. A distribution may be rolled over to the same IRA or to another IRA that is eligible to receive the rollover. For more information on rollover limitations, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs.gov.

5.

SIMPLE IRA-to-Employer-Sponsored Retirement Plan Rollovers. You may roll over, directly or indirectly, any eligible rollover distribution from a SIMPLE IRA to an employer’s qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, or 457(b) eligible governmental deferred compensation plan, provided two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. The employer-sponsored retirement plan, however, must allow for such rollover contributions.

6.

SIMPLE IRA-to-Roth IRA Conversions. You are eligible to convert all or any portion of your existing SIMPLE IRA(s) into your Roth IRA(s), provided two years have passed since you first participated in a SIMPLE IRA plan sponsored by your employer. If you convert to a Roth IRA, the amount of the conversion from your SIMPLE IRA to your Roth IRA will be treated as a distribution for income tax purposes, and is includible in your gross income. Although the conversion amount generally is included in income, the 10 percent early distribution penalty tax will not apply to conversions from a SIMPLE IRA to a Roth IRA, regardless of whether you qualify for any exceptions to the 10 percent early distribution penalty tax. If you are required to take a required minimum distribution for the year, you must remove your required minimum distribution before converting your SIMPLE IRA.

7.

Rollover of IRS Levy. If you receive a refund of eligible retirement plan assets that had been wrongfully levied, you may roll over the amount returned up until your tax return due date (not including extensions) for the year in which the money was returned.

8.

Written Election. At the time you make a rollover to a SIMPLE IRA, you must designate in writing to the custodian your election to treat that contribution as a rollover. Once made, the rollover election is irrevocable.

I.	Repayments of Certain Distributions.

1.

Qualified Birth or Adoption Distributions. If you have taken a qualified birth or adoption distribution, you may generally pay all or a portion of the aggregate amount of such distribution to a SIMPLE IRA at any time during the three-year period beginning on the day after the date on which such distributions was received. In the case of a qualified birth or adoption distribution made on or before December 29, 2022, the deadline to repay the distribution is December 31, 2025.

2.

Terminal Illness Distributions. If you have taken a terminal illness distribution, you may generally pay all or a portion of the aggregate amount of such distribution to a SIMPLE IRA at any time during the three-year period beginning on the day after the date on which such distributions was received.

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3.

Domestic Abuse Distributions. Beginning in 2024, If you have taken a distribution because you are a victim of domestic abuse, you may generally pay all or a portion of the aggregate amount of such distribution to a SIMPLE IRA at any time during the three-year period beginning on the day after the date on which such distributions was received.

4.

Emergency Personal Expense Distributions. Beginning in 2024, if you had taken an emergency expense distribution, the distribution may be repaid within a three-year period. No further emergency personal expense distributions are allowed during the immediately following three calendar years unless repayment occurs, or you have made SIMPLE IRA contributions after the distribution that has not been repaid.

5.

Qualified Disaster Recovery Distributions. If you have taken a qualified disaster recovery distribution, the distribution may be recontributed to a SIMPLE IRA at any time during the three-year period beginning on the day after the date on which such distribution was received.

For further information, you may wish to obtain IRS publication 590-A, contributions to individual retirement arrangements (IRA’s), or refer to the IRS website at www.irs.gov.

J.	Recharacterizations – You may not recharacterize a Roth IRA conversion back to a SIMPLE IRA.

LIMITATIONS AND RESTRICTIONS

A.	Deduction of Rollovers and Transfers – A deduction is not allowed for rollover or transfer contributions.

B.	Gift Tax – Transfers of your SIMPLE IRA assets to a beneficiary made during your life and at your request may be subject to federal gift tax under IRC Sec. 2501.

C.	Special Tax Treatment – Capital gains treatment and 10-year income averaging authorized by IRC Sec. 402 do not apply to SIMPLE IRA distributions.

D.

Prohibited Transactions – If you or your beneficiary engage in a prohibited transaction with your SIMPLE IRA, as described in IRC Sec. 4975, your SIMPLE IRA will lose its tax-deferred status, and you must include the value of your account in your gross income for that taxable year. The following transactions are examples of prohibited transactions with your SIMPLE IRA. (1) Taking a loan from your SIMPLE IRA (2) Buying property for personal use (present or future) with

SIMPLE IRA assets (3) Receiving certain bonuses or premiums because of your SIMPLE IRA.

E.	Pledging – If you pledge any portion of your SIMPLE IRA as collateral for a loan, the amount so pledged will be treated as a distribution and will be included in your gross income for that year.

OTHER

A.

IRS Plan Approval – Articles I through VII of the agreement used to establish this SIMPLE IRA have been approved by the IRS. The IRS approval is a determination only as to form. It is not an endorsement of the plan in operation or of the investments offered.

B.

Additional Information – For further information on SIMPLE IRAs, you may wish to obtain IRS Publication 590-A, Contributions to Individual Retirement Arrangements (IRAs), or Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), by calling 800-TAX-FORM, or by visiting www.irs. gov on the Internet.

C.

Important Information About Procedures for Opening a New Account – To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial organizations to obtain, verify, and record information that identifies each person who opens an account. Therefore, when you open a SIMPLE IRA, you are required to provide your name, residential address, date of birth, and identification number. We may require other information that will allow us to identify you.

D.

Qualified Reservist Distributions – If you are an eligible qualified reservist who has taken penalty-free qualified reservist distributions from your SIMPLE IRA or retirement plan, you may recontribute those amounts to an IRA generally within a two-year period from your date of return.

E.

Disaster Related Relief – If you qualify (for example, you sustained an economic loss due to, or are otherwise considered affected by a federally-declared disaster in a specified disaster area), you may be eligible for favorable tax treatment on distributions, rollovers, and other transactions involving your SIMPLE IRA. Qualified disaster relief includes an automatic 60-day extension to perform certain acts and may include penalty-tax free early distributions made during specified timeframes for each disaster, the ability to include distributions in your gross income ratably over multiple years, the ability to roll over distributions to an eligible retirement plan without regard to the 60-day rollover rule, and more.

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Qualified Disaster Recovery Distribution. If your principal residence is located in a qualified disaster area and you have sustained an economic loss by reason of such disaster, you may receive up to $22,000 per disaster in aggregate distributions from your retirement plan and IRA’s as qualified disaster recovery distributions. A qualified disaster is any major disaster declared by the President under section 401 of the Robert T Stafford Relief and Emergency Assistance Act after January 26, 2021. These distributions are not subject to the 10 percent early distribution penalty tax. In addition, unless you elect otherwise, any amount required to be included in your gross income for such taxable year shall be included ratably over a three-taxable year period, beginning with the taxable year of the distribution.

Qualified disaster recovery distributions may be repaid at any time generally within a three-year period beginning on the day after the date the distribution was received.

Repayments of Withdrawals for Home Purchase. If you received a qualified first time homebuyer distribution to purchase or construct a principal residence in the qualified disaster area, but which was not used on account of the qualified disaster, you are able to repay the distribution within 180 days of the applicable date of such disaster. The distribution must have been made during the period (1) beginning 180 days before the first day of the FEMA declared incident period, and (2) ending 30 days after the last day of the FEMA declared incident period.

For additional information on specific disasters, including a complete listing of disaster areas,

qualification requirements for relief, and allowable disaster-related SIMPLE IRA transactions, you may wish to obtain IRS Publication 590-B, Distributions from Individual Retirement Arrangements (IRAs), from the IRS or refer to the IRS website at www.irs. gov.

F.

Coronavirus-Related Distributions (CRDs) – If you qualified on 2020, you were able to withdrawal up to $100,000 in aggregate from your IRA’s and eligible retirement plans as a CRD, without paying the 10 percent early distribution penalty tax. You were a qualified individual if you (or your spouse or dependent) was diagnosed with the COVID-19 disease or the SARS-CoV-2 virus in an approved test; or if you have experienced adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reduced hours of a business owned or operated by you due to such virus or disease, or other factors as determined by the IRS. A CRD must have been made on or after January 1, 2020, and before December 31, 2020.

CRDs will be taxed ratably over a three-year period, unless you elected otherwise, and may be repaid over three years beginning with the day following the day a CRD is made. Repayments may be made to an eligible retirement plan or IRA.

An eligible retirement plan is defined as a qualified retirement plan, 403(a) annuity, 403(b) tax-sheltered annuity, 457(b) eligible governmental deferred compensation plan, or an IRA.

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Additional Information

For additional information you may write to the following address or call the following telephone number.

Columbia Management Investment Services Corp.

P.O. Box 219104

Kansas City, MO 64121-9104 800.345.6611

NOTE:

The information in this Disclosure Statement reflects the best information available at the time of preparation. However, SIMPLE IRAs are governed by complex provisions of the Internal Revenue Code and IRS rules. Consult your professional tax adviser or the IRS on any questions you have about a SIMPLE IRA plan or about the most recent IRS developments.

Columbia Management Investment Services Corp. and its representatives do not provide tax, accounting, or legal advice. The information contained herein is for educational purposes only and is not a substitute for consultation with your tax or legal advisor.

Columbia funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA. Columbia funds are managed by Columbia Management Investment Advisers, LLC or Columbia Wanger Asset Management, LLC, a subsidiary of Columbia Management Investment Advisers, LLC. Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name for the Columbia and Threadneedle group of companies. Columbia Management Investment Services Corp. is the transfer agent for Columbia Funds.

290 Congress Street Boston,

MA 02210

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© 2024 Columbia Management Investment Advisers, LLC. All rights reserved.	CTNA5958419.2 (01/24) CT-FR/232890 AA (01/24)